Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into January 7, 2025, by and between U.S. Energy Corp., a Delaware corporation, whose address is 1616 S. Voss, Houston, Texas 77057 (“US Energy” or “Buyer”) and Synergy Offshore LLC, a Texas limited liability company, whose address is 9821 Katy Freeway, Suite 805, Houston, Texas 77024 (“Synergy” or “Seller”). US Energy and Synergy are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Synergy owns certain Assets (as defined below) covering certain properties in the state of Montana (such area, the “Designated Area”); and

WHEREAS, US Energy desires to purchase and receive all of Synergy’s right, title and interest in, to or on the Assets and Synergy desires to sell and assign, such right, title and interest in, to or on the Assets to US Energy, excepting and reserving to Synergy the Seller Reserved Interests (as defined below), pursuant to the transactions contemplated by this Agreement and the other Transaction Documents (as defined below) (the “Transactions”); and

WHEREAS, the Parties contemplate that production from the Assets (as hereinafter defined) may include oil, natural gas, and other gases, liquids and the products of the foregoing, including without limitation, helium (collectively, “Production”) and the Parties concurrently with the execution of this Agreement are entering into/have entered into a Participation Agreement (“Participation Agreement”) in the form attached hereto as Exhibit “J”, establishing certain rights and obligations with respect to the Assets and an Area of Mutual Interest (“AMI”) surrounding the Assets.

NOW THEREFORE, for the mutual benefits and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions:

ARTICLE I.

ASSETS

1.1    Assets. The term “Assets” shall mean all of Seller’s right, title and interest, whether legal, equitable, present, contingent, reversionary, or otherwise, in and to any of the following, less and except for the Seller Reserved Interests and the Excluded Assets:

(a)    Leases. All gas leases, oil, gas and mineral leases, subleases and other leaseholds, or portions thereof located in the Designated Area, including without limitation those described in Exhibit “A” together with the following with respect to each of the foregoing (i) any and all other right, title and interest of Seller in and to the leasehold estates created thereby, (ii) all rights incident thereto and derived therefrom, including overriding royalty interests, net profits interests, carried interests, working interests, operating rights, record title interests and other revenue interests therein and (iii) all top leases, amendments, renewals, extensions or ratifications thereof (collectively, the “Leases”), all related rights and interests in and to the lands covered by or associated with the Leases or the Mineral Interests or pooled, communitized or unitized therewith, and all right, title and interest under all the instruments and interests of the type described as Leases above even though not described in Exhibit “A” (such lands covered by the Leases or any acreage pooled, communitized, consolidated or unitized therewith, hereinafter referred to as the “Lands”).

(b)    Wells. All wells of any type on the Lands, whether such wells are producing, shut-in, plugged or temporarily abandoned, including any oil, gas, water, carbon dioxide, water disposal or injection wells, and including without limitation the Keifer Farms #1 well and the Koepke Farms #1 well (the “Wells”), as further described on Exhibit “B”.

(c)    Units. All rights and interests in, under or derived from all communitization, unitization, or pooling agreements or pooling orders in effect with respect to any of the Leases, Wells, and the units created thereby (the “Units”).

(d)    Easements. All easements and rights-of-way, if any, to the extent used in connection with the ownership or operation of any of the Leases, Wells, Units, or other Assets, including the those set forth in Exhibit “B”; but excluding, in all instances, any such interest or right to the extent transfer is restricted by third party agreement, a Governmental Authority or applicable law (and the necessary consents or approvals to transfer have not been obtained) (“Easements”). “Law” means any law (including common law), statute, code, ordinance, order, rule, fundamental principle of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license or authorization of any Governmental Authority. “Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other governmental authority of the United States or any other country or any state, municipality, locality, tribe or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.

(e)    Mineral Interests. Any fee mineral or royalty interests in or under the Lands, including those listed on Exhibit “C” (the “Mineral Interests” and collectively with the Leases, the Lands, the Units and the Easements, the “Properties”).

(f)    Intentionally Omitted.

(g)    Contracts. To the extent they may be assigned, all contracts and agreements insofar as they apply to or are binding any of the Assets, including without limitation the contracts and agreements described in Exhibit “D” (such contracts and agreements, the “Existing Contracts”).

(h)    Production. All Production attributable to the Leases, Wells and/or Units to the extent such Production (i) occurred from and after the Closing Date or (ii) constitutes line fill.

(i)    Equipment. All equipment, machinery, fixtures and other personal and mixed property, operational and nonoperational, known or unknown, located on the Lands, that are primarily used or held for use in connection with the ownership, operation or development of the Leases, Well, Units or other Assets, and pipelines, gathering systems, well equipment, casing, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, processing and separation facilities, structures, materials and other items primarily used in the ownership, operation or development of the Leases, Well, Units or other Assets (the “Equipment”), such Equipment to be delivered on an “as is, where is” basis with all faults and no representations or warranties.

(j)    Claims. All rights, claims, obligations, liabilities and causes of action arising under or associated with the other Assets insofar as they are related to the Assumed Obligations.

(k)    Receivables. All trade credits, all accounts, receivables and all other proceeds, income or revenues and audit rights attributable to the Assets or related to or attributable to the Assets or the Assumed Obligations arising from and after the Closing Date.

(l)    Indemnities. All claims and proceeds, income or revenues attributable to any indemnity agreement to the extent related to the Assumed Obligations.

(m)    Permits. To the extent that they may be assigned, all permits to the extent used in connection with the ownership or operation of the Assets (“Permits”).

(n)    Seismic. To the extent transferrable without payment of a fee or other penalty to any third party (unless Buyer agrees to, and does, pay such fees and penalties), all seismic, geological, geochemical or geophysical data (including seismic data), geological data, engineering data, maps, cores, interpretive data, technical evaluations, confidential logs, technical outputs, reserve estimates and other technical data relating to any other Assets.

(o)    Records. The following records (the “Records”): Electronic digital copies and originals, to the extent such originals are in the possession or control of Seller or its subsidiaries, of any files, records, information and data, whether written or electronically stored, in each case to the extent relating to the Assets, including: (a) land and title records (including abstracts of title, title opinions and title curative documents); (b) contract files; (c) correspondence; (d) operations, environmental (including all environmental compliance records, environmental safety, risk, asset integrity/mechanical integrity audits, reviews, and studies and all environmental reports, assessments, studies, or other compilations, regardless of whether such items are prepared for internal or external purposes), Production, and accounting records; (e) Production, facility and well records and data, (f) records related to the testing, mapping, or other identification of any gathering line, flowline, or other pipeline; and (g) all records related to (1) the calculation of allowances and deductions for burdens owed to Governmental Authorities (as defined below), including all records to support the cost of service rate for federal royalties (including all deprecation calculations), and (2) federal royalty audit findings, including the data provided to the auditors; provided, however, that the term “Records” shall not include records relating to any of the Excluded Assets.

1.2    Seller Reserved Interests. The term “Assets” shall not include, and Seller excepts and reserves under this Agreement and the Assignment, an undivided twenty percent (20.00%) of Seller’s right title and interest in the Leases and Lands and other Assets described in Section 1.1 clauses (a) through (o), and the Excluded Assets (collectively, the “Seller Reserved Interests”), subject to Section 2.1(e).

The term “Affiliate” as used in this Agreement means any person or entity that directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Party specified. For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Party, whether through the ownership of voting securities, by contract, agency or otherwise.

1.3    Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Assets shall not include, and there is excepted, reserved for Seller and excluded from this transaction, the following (collectively, “Excluded Assets”):

(a)    Excluded Books and Records (including Privileged Documents). (i) All of Seller’s corporate minute books, financial records and other business records that relate to Seller’s business generally (including the ownership and operation of the Assets), (ii) any records to the extent disclosure or transfer is restricted by any third party license agreement, or other third party agreement or applicable law, (iii) licensed computer software, (iv) all legal records and legal files of Seller and all other work product of and attorney-client communications with any of Sellers’ legal counsel, other than copies of (x) title opinions and (y) the Leases, Existing Contracts or other agreements relating to Assumed Obligations, (v) personnel records for Seller’s employees, (vi) records relating to Seller’s sale process for the Assets, including bids received from and records of negotiations with third parties and information or analyses (including financial analyses) related to such bids or offers, and (vii) any records to the extent pertaining to the other Excluded Assets.

(b)    Accounts. All accounts, trade credits, accounts receivable, and all other proceeds, income or revenues attributable to the Assets (i) arising prior to the Closing Date, or (ii) with respect to the Retained Obligations.

(c)    Claims. All claims and causes of action, manufacturer and contractor warranties and other rights of Seller arising under or with respect to any Existing Contracts that (i) arose prior to the Closing Date, or (ii) pertain to the Retained Obligations.

(d)    Insurance. All rights and interests of Seller (i) under any policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards.

(e)    Pre-Closing Date Production. Except Production which constitutes line fill, all Production produced and sold from or attributable to the Assets with respect to all periods prior to the Closing Date.

(f)    Tax Refunds. Any claim, right or interest of Seller in or to any refunds or loss carry forwards, together with any interest due thereon or penalty rebate arising therefrom, with respect to any and all Seller Taxes attributable to periods prior to the Closing Date.

(g)    Confidential Data. All data and agreements that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with third parties or under applicable law (provided that Seller has used its commercially reasonable efforts to cause such confidentiality restrictions to be waived).

(h)    Computers, Phones; Offices and Office Leases. All personal computers and associated peripherals and all radio and telephone equipment except and unless located on any of the wells or facilities to be assigned; any offices, office leases and any personal property located in or on such offices or office leases, including all furniture, office equipment and supplies located therein.

(i)    Audit Rights. All audit rights arising and claims for reimbursement from third parties for any and all property costs, overhead or joint account reimbursements and revenues associated with all joint interest audits and other audits arising under any of the Existing Contracts or otherwise with respect to any period prior to the Closing Date or to any of the other Excluded Assets.

(j)    G&G. All geophysical and other seismic and related technical data and information relating to the Assets that cannot be transferred due to restrictions with third parties without payment of a fee or other penalty (unless Buyer agrees to, and does, pay such fees and penalties).

(k)    Vehicles. Any and all vehicles, trucks, frac tanks and trailers and other rolling stock or heavy equipment.

(l)    Master Service Agreements. Master service agreements, blanket agreements or similar contracts.

(m)    Hedging Contracts and Debt Contracts. Hedging contracts, debt contracts, and other financial instruments, agreements or arrangements.

In the event Buyer comes into possession of any Excluded Assets, it shall deliver such Excluded Assets, as promptly as possible, to or as directed by Seller.

ARTICLE II.

PURCHASE AND SALE

Subject to the terms and conditions contained in this Agreement and the Participation Agreement, Buyer agrees to purchase and receive the Assets from Seller, and Seller agrees to sell and deliver the Assets to Buyer.

2.1    Purchase Price. On the date of Closing, Buyer will pay or deliver to Seller the following (or with respect to clauses (c), (d), (e) and (f), Seller shall be entitled to, and Buyer agrees to perform, pay and deliver, if and when applicable following the Closing) (the “Purchase Price”):

(a)    Cash. An aggregate of $2,000,000.00 of cash payable in immediately available funds, as may be adjusted hereunder (the “Cash”).

(b)    Shares. An aggregate of 1,400,000 shares of U.S. Energy common stock (the “Shares”).

(c)    Carried Working Interest. The “Carried Working Interest” means Buyer’s commitment to cover and pay for 100% of Seller Costs attributable to the Seller Reserved Interest in the Assets during the Carry Period. The “Carry Period” is the Closing Date of this Agreement through the date that is the earlier of (i) seventy-eight (78) months after the Closing Date, or (ii) the date the Seller Costs attributable to the Seller Reserved Interest total a maximum amount of $20,000,000 (the “Carry Amount”). “Seller Costs” are the costs relating to drilling, completing, in-field gathering and storage, and equipping of any and all wells to the extent that such costs are chargeable to or payable by Seller as further described under the Joint Operating Agreement attached hereto as Exhibit “E” naming Buyer as the Operator (the “JOA”). For the avoidance of doubt, Seller Costs shall not include the costs of any processing plants, processing facilities or pipelines moving gas to or from any such plant or facilities. Monthly lease and well operating expenses (including without limitation lease rental payments, lease maintenance payments and title curative expenses and payments) (“LOE”) shall not be considered Seller Costs. During the Carry Period, LOE shall be netted against revenue. In the event there is insufficient revenue to cover LOE during a particular month, then during the Carry Period, any negative LOE will be carried forward to the next operating month and offset against future net revenue until the cumulative negative LOE is fully offset. Prior to the receipt of first revenues from the Assets, Buyer shall have the option to treat all or any portion of the negative LOE amount as Seller Costs. Following expiration of the Carry Period, Seller shall be liable for all costs and expenses under the JOA attributable to its working interests. Seller Costs relating to the Assets shall be deducted from the Carry Amount such that the total amount to be paid by Buyer on behalf of Seller as a Carried Working Interest relating to the Assets under this Agreement and under the Participation Agreement shall not exceed $20,000,000. During the Carry Period, Seller shall have no rights to require any expenditures by Operator that would be considered Seller Costs, including the acquisition of any AMI Interests under the Participation Agreement, nor shall Buyer at any time have any obligation to settle in cash or other value any unexpended Carry Amount; provided, however, that in the event any of the Carry Amount remains and has not been applied to Seller Costs as of seventy-eight (78) months after the Closing Date; Seller shall be entitled to apply any such remaining amounts toward any Seller Costs for which AFE’s are outstanding as of such date, even if payment for same is not due prior to such date.

(d)    Tax Credit Payments. Following the Closing, Seller shall be entitled to, and Buyer shall deliver, payments equal to eighteen percent (18%) of Buyer’s interest in the cash amounts actually realized by, received by, or credited to Buyer, directly or indirectly, at or following the Closing (less any necessary incurred expenses at actual cost without markup), insofar as they are generated from, result from, are generated by or are credited to Buyer, directly or indirectly, through transfer, pursuant to 26 U.S.C. §45Q, and amendment thereto, or any similar law or regulation allowing for benefits resulting from Buyer’s sequestration of carbon oxides or similar substances derived directly from the AMI (each payment individually a “Tax Credit Payment”, and collectively, the “Tax Credit Payments”). Buyer shall make payment to Seller of Seller’s share of each Tax Credit Payment within thirty (30) days after receipt of same by Buyer or any of its Affiliates. Notwithstanding anything to the contrary in this Agreement, neither Seller nor Buyer represents expressly or by implication that Internal Revenue Code §45Q will remain in effect for any period of time, that there will ever be any similar law, rule or regulation enacted or established allowing for Tax Credit Payments, that sequestration on the AMI will ever qualify for Tax Credit Payments under any law, rule or regulation, or that the Assets or any lands within the AMI are suitable for sequestration. Any such Tax Credit Payments shall be subject to refund or offset from Seller to Buyer to the extent the underlying amounts are disallowed by the tax authorities and actually refunded or otherwise relinquished by Buyer.

(e)    Consideration Payable upon Sale of Initial CO2 Plant. Upon the sale or conveyance of any initial CO2 plant, which includes any expansions connected to the initial installation that processes Production from within the AMI in which USEG has a financial interest (the “Initial CO2 Plant”), Synergy shall be entitled to eighteen percent (18%) of any gain on such sale, in the same form as the consideration received by USEG (the “Seller Plant Allocation”). The Seller Plant Allocation shall apply to the Initial CO2 Plant only and shall be determined by the value assigned to such sale or conveyance, net to the interest of USEG, after deducting the unrecovered capital costs of USEG (gross capital invested less net revenues received to the date of sale or conveyance). Solely for the purpose of this Seller Plant Allocation, in the event the cumulative net revenues received by USEG are in excess of the capital costs on the date of such sale or conveyance, the allocation shall include 18% of such excess. Upon a sale or merger of USEG or other transaction that results in a constructive sale of part or all of the Initial CO2 Plant, USEG will allocate value to the Initial CO2 Plant through standard buyer/seller purchase price allocations, third party equity value allocation, or another standard practice mutually agreed upon by the Parties. Such allocation of value to the Initial CO2 Plant shall exclude any consideration paid for the future value of income tax credits pursuant to 26 U.S.C. §45Q, as amended. Upon payment of any Seller Plant Allocation for any Initial CO2 Plant, Seller shall conclusively be deemed to have permanently relinquished any and all right, title and interest in and to such Initial CO2 Plant.

Nothing in this Agreement, the JOA or the Participation Agreement shall entitle Seller to participate in the construction, ownership or operation of any processing plants, injection wells or other facilities to gather, transport, process, store or sell helium, carbon dioxide, or other gas products within the AMI. Further, Seller shall not be obligated to fund any capital or operating costs or expenses in respect of any such plants or facilities, nor shall it be entitled to any revenues from or attributable to such plants or facilities, whether before or after recovery of capital costs, including, without limitation, the Initial CO2 Plant, other than as may be included in the Seller Plant Allocation. Seller shall not have any right to sell its interest in the Seller Plant Allocation, nor force or object to any sale or conveyance by USEG. Further, nothing herein shall obligate USEG to construct a CO2 processing plant at any time.

(f)    Cut Bank Revenue Interest. Seller and Buyer are parties to that certain Farmout Agreement, dated January 5, 2022 (the “Cut Bank Farmout”) relating to certain lands and interests as described therein as the “Farmout Properties”. Upon Closing, the Parties agree that the Cut Bank Farmout shall be terminated and of no further force and effect, and Seller, as Farmee under the Cut Bank Farmout, shall not have earned and is not entitled to any revenues or interests in relation to the Farmout Properties, and all such interests in and to the Farmout Properties shall revert to Buyer, as Farmor. Notwithstanding the foregoing, Buyer agrees that at Closing Buyer shall grant to Seller, in lieu of any other right, title or interest in and to the Farmout Properties, a two and ½ (2.5%) percent interest in Buyer’s net revenues directly attributable to Buyer’s (or its assignee’s) incremental increases in production from the Farmout Properties, if any, (subject to production taxes, marketing expenses and other standard deductions to net revenue) resulting from Buyer’s (or its assignee’s) commencement of a tertiary CO2 flood on the Farmout Properties (the “Cut Bank Revenue Interest”). In the event Buyer has not commenced a tertiary CO2 flood on the Farmout Properties prior to the date that is seventy-eight (78) months after the Closing Date, the Cut Bank Revenue Interest shall be void and of no further force and effect. For clarity, all decision-making authority surrounding the commencement, operations, and monetization of any and all activity regarding the Farmout Properties shall lie solely with Buyer.

(g)    The Cash, Shares, Carried Working Interest and rights to Tax Credit Payments, Seller Plant Allocation and Cut Bank Revenue Interest under this Agreement and the ancillary agreements contemplated hereby are collectively referred to herein as the “Consideration.” This Agreement together with the Assignment, the Participation Agreement, and the JOA (each as defined herein), along with any other document or agreement entered in connection the Transactions, are referred to herein as the “Transaction Documents.”

ARTICLE III.

EXPENSES, REVENUES, PURCHASE PRICE ADJUSTMENTS

3.1    Allocation of Costs, Expenses and Revenues. Subject to the terms hereof, ownership and possession of the Assets shall be transferred from Seller to Buyer at, and effective as of the Closing Date. Subject to Section 12.1: (a) Seller shall remain entitled to all of the rights of ownership (including the right to all Production, proceeds of Production and other proceeds) and shall remain responsible for all costs and expenses incurred with respect to the Assets (“Property Expenses”) for the period of time prior to the Closing Date and (b) from and after Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all Production, proceeds of Production and other proceeds) and shall be responsible for all Property Expenses incurred with respect to the Assets for the period of time from and after the Closing Date.

3.2    Upward Adjustments to the Purchase Price. In the Final Settlement Statement, the Cash portion of the Purchase Price shall be adjusted upward by the following (without duplication) (“Upward Adjustments”):

(a)    the amount of all Property Expenses paid by Seller that are attributable to the Assets and incurred on and after the Closing Date;

(b)    an amount equal to all prepaid Property Expenses attributable to the period on or after the Closing Date that have been paid by Seller to third parties; including any such costs or additional acquisition costs actually paid by Seller to third parties to secure additional assets prior to Closing Date to be sold to USEG on the same terms as otherwise set forth herein which USEG has approved in writing prior to the issuance of the Final Settlement Statement (“Additional Assets”).

(c)    to the extent that proceeds for Production produced prior to the Closing Date have not been received by or remitted to Seller, an amount equal to the value of all Production attributable to the Assets in pipelines or in tanks (including inventory) above the pipeline sales connection as of the Closing Date (excluding line fill, water sand sludge and dead bottoms), such value to be based upon the contract price in effect as of the Closing Date (or if no such contract is in effect, the market value in the area as of the Closing Date), net of any (i) payments owed to royalty or working interest owners or other burdens on production, (ii) gathering, processing and transportation costs paid in connection with the sales of hydrocarbons, or (iii) Taxes, in each case;

(d)    the amount of any Asset Taxes allocable to Buyer under Section 13.1, but paid or economically borne by Seller; and

(e)    any other upward adjustment agreed upon by Seller and Buyer or as otherwise set forth in this Agreement.

3.3    Downward Adjustments to the Purchase Price (“Downward Adjustments”). In the Final Settlement Statement, the Cash portion of the Purchase Price shall be adjusted downward by the following (without duplication):

(a)    an amount of all Property Expenses that are incurred prior to the Closing Date but not paid or otherwise economically borne by Seller;

(b)    the amount of all proceeds and revenues received by Seller that are from or attributable to the Assets from and after the Closing Date (net of any (i) Burdens, or (ii) gathering, processing and transportation costs paid in connection with the sales of Production, in each case, to the extent that such proceeds or revenues have been paid by Buyer and not remitted or paid by Seller);

(c)    the amount of all Asset Taxes allocable to Seller in accordance with Section 13.1, but paid or economically borne by Buyer;

(d)    any other downward adjustment agreed upon by Seller and Buyer or otherwise set forth in this Agreement.

3.4    Allocation of Purchase Price. Seller and Buyer will work in good faith to mutually agree upon an allocation of the Purchase Price, as adjusted (the “Adjusted Purchase Price”) and any liabilities assumed by Buyer under this Agreement that are treated as consideration for United States federal Income Tax purposes among the Assets in accordance with Section 1060 of the United States Internal Revenue Code (the “Code”) on or prior to the date that is 30 days after the final determination of the Final Settlement Statement (such allocation, as agreed upon, the “Tax Allocation”). Seller and Buyer each agree to report, and to cause their respective Affiliates to report, the federal, state, and local income and other Tax consequences of the Transactions, and in particular to report the information required by Section 1060(b) of the Code, and to prepare Form 8594 (Asset Acquisition Statement under Section 1060 of the Code) in a manner consistent with the Tax Allocation as revised to take into account subsequent adjustments to the Purchase Price, and shall not take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation or otherwise, unless required to do so by any applicable Law after notice to and discussions with the other Party, or with such other Party’s prior consent; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in good faith in connection with such allocation.

ARTICLE IV.

[RESERVED]

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.1    Seller Representations and Warranties. Seller represents and warrants that as of the Closing Date:

(a)    Organization; Authority of Seller. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Texas. Seller has all requisite power and authority to carry on its business as presently conducted and to execute and deliver the Transaction Documents and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents and consummation of the Transactions and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any material provision of Seller’s governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to it.

(b)    Enforceability. The execution, delivery and performance of the Transaction Documents have been duly and validly authorized by all requisite corporate action on behalf of Seller. This Agreement has been duly executed and delivered by Seller (and each of the Transaction Documents delivered by Seller at Closing will be duly executed and delivered by Seller), and this Agreement constitutes (and each of the Transaction Documents delivered by Seller at Closing will constitute) Seller’s legal, valid, and binding obligation, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)    No Conflicts. The execution, delivery, performance of the Transaction Documents and consummation of the Transactions does not and will not: (i) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of the governing documents of Seller; (ii) result in a material default or an event that, with notice or lapse of time or both, would be a material default, breach or violation under any material term or provision of any agreement, contract, promissory note, indenture, mortgage, deed, deed of trust or lease to which Seller is bound; or (iii) violate, conflict with or constitute a breach of in any material respect any law applicable to Seller or by which Seller or its interest in the Assets is bound; or (iv) except for Customary Post-Closing Consents, require Seller to obtain any consent or approval of any Governmental Authority. “Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

(d)    Brokers’ Fees. Seller has not incurred and will not incur any liability, contingent or otherwise, for brokers’ or finders’ fees resulting from the Transaction Documents or the Transactions for which Buyer will have any responsibility whatsoever.

(e)    Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Seller’s knowledge, threatened against Seller.

(f)    Rentals. All rentals and other lease maintenance payments due up to the date of Closing under the Leases to keep them in force and effect have been paid timely and accurately.

(g)    Asset Taxes. All property and ad valorem taxes (“Asset Taxes”) that are or have become due and payable have been timely paid in full, and Seller is not delinquent in the payment of any such Asset Taxes (taking into account those extensions that do not result in the imposition of a penalty);

(h)    Audits. There are no administrative proceedings, claims, investigations, audits, inquiries or lawsuits (collectively, “Audits”) pending in connection with any material Asset Taxes by any Governmental Authority, and (ii) Seller has not received written notice of any pending Audit against it (which remains outstanding) from any applicable Governmental Authority with respect to any material Asset Taxes;

(i)    Tax Liens, Other Liens. There are no Tax liens on any of the Assets other than liens for Taxes that are not yet due and payable, there are no other liens or security interests on any of the Assets other than those for which Seller will deliver releases at Closing under Section 10.2(e);

(j)    No Partnership Interest. None of the Assets are deemed by agreement or are treated under applicable law as held by a partnership within the meaning of Subchapter K for which a valid election under Treasury Regulation § 1.761-2 to be excluded from the provisions of Subchapter K is not in effect;

(k)    Non-Foreign Person. Seller (or, if applicable, its regarded owner) is a United States person within the meaning of Section 7701(a)(30) of the Code, and it not a “foreign person” within the meaning of Section 1445 of the Code.

(l)    Preferential Rights; Consents. There are no Preferential Rights that are applicable to the transfer of the Assets by Seller to Buyer. Except for Customary Post-Closing Consents, there are no consents to assignment applicable in connection with the transfer of the Assets to Buyer or the consummation of the Transactions.

(m)    Litigation. There is no suit, action, proceeding, litigation, audits (including any pending or outstanding audits) or similar dispute by or before any Governmental Authority, and no arbitration proceedings pending or served on Seller, or, to the knowledge of Seller, threatened in writing against Seller (in each case), with respect to the Assets or that are reasonably likely to impair or delay Seller’s ability to perform its obligations under the Transaction Documents.

(n)    Payment of Burdens. Seller has in all material respects properly and timely paid, or caused to be paid, all (a) royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by, or payable out of Production of hydrocarbons and (b) minimum royalties, minimum rentals, shut-in payment or similar royalties or payments (“Burdens”) due with respect the Assets.

(o)    Bonds. Except as set forth on Schedule 5.1(o), neither Seller nor any of its Affiliates have any bonds, letters of credit, cash deposits, guarantees, or other forms of credit assurance or credit support that have been entered into or issued with any Governmental Authority or other third party in connection with the ownership or operation of the Assets.

(p)    Compliance with Law. The Assets and Seller are in compliance in all material respects with all applicable laws relating to the condition of the surface and subsurface of the Lands, with respect to the ownership and, if operated by Seller or its Affiliates, operatorship of the Assets. Seller has not received any written notice of a material violation of or material default by Seller from any Governmental Authority with respect to any law applicable to the Assets that remains unresolved as of the Execution Date.

(q)    Material Contracts. Schedule 5.1(q) sets forth a list of all contracts, agreements and instruments by which any of the Assets are bound or are subject (but in each case only to the extent applicable to such Assets and not to other properties of Seller or its Affiliates not included in the Assets) (“Material Contracts”), including operating agreements, unitization, pooling and communitization agreements, declarations and orders, joint venture agreements, farmin and farmout agreements, water rights agreements, exploration agreements, area of mutual interest agreements, participation agreements, exchange agreements, transportation or gathering agreements, agreements for the sale and purchase of Production and processing agreements; provided, however that “Material Contracts” shall exclude (a) any master service agreements, blanket agreements and similar contracts and (b) all of the instruments constituting the Leases, Easements or creating or assigning any real property interest.

(r)    Each Material Contract set forth on Schedule 5.1(q) is a legal, valid and binding obligation against Seller and, to Seller’s knowledge, each other party thereto, is enforceable against Seller in accordance with its terms and, to Seller’s knowledge, each other party thereto, is in full force and effect, subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). Neither Seller nor, to the Seller’s knowledge, any other party thereto, is in default or breach under any Material Contract and no event, occurrence, condition or act has occurred that, with the giving of notice, would become a default or event of default by Seller or, to the Seller’s knowledge, any other party thereto. Neither Seller nor any of its Affiliates or respective agents has received from any other person to a Material Contract any written notice of termination, the intention to terminate, or alleging any material violation, material breach or material default with respect to any Material Contract that remains unresolved as of the Execution Date.

(s)    Access to Material Contracts. Seller has provided (or made available) to Buyer complete and accurate copies of all Material Contracts (including any and all amendments and supplements thereto).

(t)    Debt Contracts. There are no hedging contracts or mortgages, promissory notes, pledges or other debt contracts (“Debt Contracts”) that will be binding on Buyer or the Assets after the Closing.

(u)    Easements. Each Easement set forth on Exhibit “B”, is a legal, valid and binding obligation against Seller and, to Seller’s knowledge, each other party thereto, is enforceable in accordance with its terms against Seller and, to Seller’s knowledge, each other party thereto and is in full force and effect, subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law). Neither Seller nor, to Seller’s knowledge, any other party thereto, is in default or breach under any such Right-of-Way and no event, occurrence, condition or act has occurred that, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by Seller or, to Seller’s knowledge, any other party thereto. Neither Seller nor any of its Affiliates or respective agents has received from any other Person to such Right-of-Way any written notice of termination, the intention to terminate, or alleging any material violation, material breach or material default with respect to such Right-of-Way that remains unresolved as of the Execution Date.

(v)    Lease Termination Claims. Neither Seller nor any of its Affiliates have received from any other party to a Lease any written notice of termination, intention to terminate, or of any material breach or material default of, any Lease or Existing Contract and, to Seller’s knowledge, no event has occurred which with notice would constitute a material default under any Lease or Existing Contract or give Seller or any other party to any Lease or Existing Contract the right to terminate or modify any Lease or Existing Contract. None of the Leases or Existing Contracts contains any unfulfilled express obligation to drill a well or conduct other operations (excluding, for avoidance of doubt, optional drilling to maintain a Lease within or beyond its primary term), nor (ii) does any Existing Contract or Lease that is beyond its primary term contain an express provision obligating Seller to spud and drill a well within a number of days from the expiration of its primary term or the completion. Except with regard to the Keifer Farms #1 well, no Leases are currently being maintained by the payment of shut-in royalties or similar lease maintenance payments in lieu of operations or production.

(w)    Wells. All of the Wells are set forth on Schedule 5.1(w). To Seller’s knowledge, (i) there is no Well included in the Assets that has been drilled and completed by Seller or its Affiliates as operator, or to Seller’s knowledge, any third-party operator, in a manner that is not within the limits permitted by all applicable laws, Permits, Leases, surface agreements, and Existing Contracts, (ii) except as set forth on Schedule 5.1(w), there are no Wells for which Seller has received a written order from any Governmental Authority requiring that such Wells be plugged and abandoned that have not been plugged and abandoned in compliance with such written order.

(x)    Permits. To Seller’s knowledge, (a) Seller has not been required to obtain any material Permits presently required for the ownership and operation of the Assets operated by Seller or its Affiliates as currently owned and operated and (b) neither Seller nor any of its Affiliates has received any written notice of violation that remains unresolved and that might reasonably be expected to result in any modification, revocation, termination or suspension of any such material Permit.

(y)    Environmental Matters. Neither Seller nor any of its Affiliates have received, and to the Seller’s knowledge no other Person has received, any written notice of any condition of the Assets that would constitute an Environmental Defect.

(z)    Title. Seller owns no less than Defensible Title to the Leases and Wells.

(aa)    Condition of the Assets. The Assets include all of the material assets (real, personal, tangible and intangible, or other) employed by Seller or any operating Affiliate in its current ownership and operation of the Assets. Seller delivers the material assets to Buyer “as is, where is” with all faults and without representation or warranty of any kind other than as expressly set forth herein and Seller’s covenant of Special Warranty with respect to title pursuant to the Assignment.

(bb)    Condemnation. To Seller’s knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Assets by reason of condemnation or the threat of condemnation.

(cc)    Payout Balances. There are no non-consent or payout balances affecting the Assets.

(dd)    Marketing and Transportation Agreements. No portion of the Assets is subject to or dedicated to any production sales, marketing, gathering, transportation, processing, or similar agreements that will not be released prior to the consummation of the Transactions.

(ee)    Knowledge and Experience. Seller is sophisticated in the evaluation, purchase, sale, ownership and operation of entities like Buyer who own and operate oil, gas and helium exploration and production properties, pipelines, wells and related facilities. In making its decision to enter into this Agreement and to consummate the Transactions, Seller has solely relied on (i) the representations and warranties of Buyer set forth in Section 5.2, (ii) its own independent investigation and evaluation of Buyer, (iii) public information regarding the Shares and (iv) the advice of its own legal, financial, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments, statements, projections of other material made or given by any representative, consultant or advisor of Buyer. Seller hereby acknowledges that, other than the representations and warranties made by Buyer in Section 5.2, neither Buyer nor any representatives, consultants, or advisors of Buyer or its Affiliates will make or have made any representation or warranty, express or implied, at law of in equity, with respect to the Shares.

(ff)    Securities Law Compliance.

(i)    Seller is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller (i) is acquiring the Shares for its own account and not with a view to a sale, distribution or other disposition thereof in violation of the Securities Act, (ii) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Shares and is able financially to bear the risks thereof, and (iii) understands that the Shares will, upon issuance by Buyer and acquisition by Seller, be characterized as “restricted securities” under U.S. state and federal securities laws and that under such laws and applicable regulations cannot be sold, transferred, offered for sale or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements under the Securities Act, and in compliance with applicable state and federal securities laws.

(ii)    Seller has experience in analyzing and investing in companies similar to Buyer and is capable of evaluating the merits and risks of its decisions with respect to such matters and has the capacity to protect its own interests.

(iii)    Seller has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(iv)    To the extent necessary, Seller has retained and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of the Shares.

(v)    Seller has had an opportunity to discuss Buyer’s business, management and financial affairs with the members of Buyer’s management and has had an opportunity to ask questions of the officers and other representatives of Buyer, which questions, if any, were answered to its satisfaction.

(vi)    Seller (i) is aware of, has received and had an opportunity to review (a) the Buyer’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (SEC) on March 26, 2024; (b) the Buyer’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2024, and (c) the Buyer’s Quarterly Reports on Form 10-Q and current reports on Form 8-K from January 1, 2024, to the date of such Seller’s entry into this Agreement (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “US Energy Corp” in the “Name, ticker symbol, or CIK” field, and clicking the “Search” button), in each case (a) through (c), including, but not limited to, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein and an independent investigation made by it of the Buyer; and (ii) is not relying on any oral representation of the Buyer or any other person, nor any written representation or assurance from the Buyer; in connection with Seller’s acceptance of the Shares and investment decision in connection therewith.

(vii)    Neither Buyer, nor any other party, has supplied Seller any information regarding the Shares or an investment in the Shares other than as contained in this Agreement, and Seller is relying on its own investigation and evaluation of the Buyer and the Shares and not on any other information.

(viii)    Seller confirms and acknowledges that it is familiar with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to Rule 13d-1 thereof, and Schedules 13D and 13G thereunder, including, but not limited to Seller’s potential obligation to timely file a Schedule 13D or 13G (as applicable, the “Schedule”) with the Securities and Exchange Commission in connection with its acquisition of the Shares. Seller further confirms and acknowledges that it is solely Seller’s obligation to determine whether a Schedule is due and to file the Schedule, and the Buyer is under no obligation to assist Seller with such filing or provide any advice to Seller in connection therewith whatsoever.

(ix)    Seller understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY.”

5.2    Buyer Representations and Warranties. Buyer represents and warrants that:

(a)    Organization; Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in, and in good standing in, the State of Texas. Buyer has all requisite power, authority and capacity to carry on its business as presently conducted and to execute and deliver the Transaction Documents and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents and consummation of the Transactions and the fulfillment of and compliance with the terms and conditions of the Transaction Documents will not violate, or be in conflict with, any material provision of Buyer’s governing documents or any material provision of any agreement or instrument to which it is a party or by which it is bound, or, to its knowledge, any judgement, decree, order, statute, rule or regulation applicable to it.

(b)    Enforceability. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite corporate action on behalf of Buyer. This Agreement has been duly executed and delivered by Buyer (and each of the Transaction Documents delivered by Buyer at Closing will be duly executed and delivered by Buyer), and this Agreement constitutes (and each of the Transaction Documents delivered by Buyer at Closing will constitute) Buyer’s legal, valid, and binding obligation, enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c)    No Conflicts. The execution, delivery and performance of the Transaction Documents and consummation of the Transactions does not and will not: (i) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of the governing documents of Buyer; (ii) result in a material default or an event that, with notice or lapse of time or both, would be a material default, breach or violation under any material term or provision of any agreement, contract, promissory note, indenture, mortgage, deed, deed of trust or lease to which Buyer is a party or by which Buyer is bound; (iii) violate, conflict with or constitute a breach of in any material respect any law applicable to Buyer or by which Buyer is bound; or (iv) except for Customary Post-Closing Consents, require Buyer to obtain any consent or approval of any Governmental Authority.

(d)    Brokers’ Fees. Buyer has not incurred and will not incur any liability, contingent or otherwise, for brokers’ or finders’ fees resulting from the Transaction Documents or the Transactions for which Seller will have any responsibility whatsoever.

(e)    Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to Buyer’s knowledge, threatened against Buyer.

(f)    No Distribution. Buyer is purchasing the Assets for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933, as amended (and the rules and regulations pertaining thereto), or in violation of any other applicable securities laws.

(g)    Independent Evaluation. Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas exploration and production properties. Buyer is capable of making such investigation, inspection, review and evaluation of the Assets as a prudent purchaser would deem appropriate under the circumstances including with respect to all matters relating to the Assets, their value, operation and suitability for investment. Buyer has conducted its own investigation, inspection, review and evaluation of the Assets as it deems necessary and appropriate; provided, however, that no such investigation, inspection, review and evaluation (or absence thereof) shall reduce, modify, release or waive any of Seller’s obligations hereunder or under any other Transaction Document. In making its decision to enter into this Agreement and to consummate the Transactions, Buyer has solely relied on (i) the representations and warranties of Seller set forth in Section 5.1, (ii) its own independent investigation and evaluation of the Assets (iii) on public information regarding the Assets, and (iv) on the advice of its own legal, financial, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments, statements, projections or other material made or given by any representative, consultant or advisor of Seller. Buyer hereby acknowledges that, other than the representations and warranties made by Seller in Section 5.1, and the Special Warranty of Defensible Title in the Assignment, neither Seller nor any representatives, consultants, or advisors of Seller of its Affiliates will make or have made any representation or warranty, express or implied, at law of in equity, with respect to the Assets, and that Buyer has not relied and will not rely upon any other statements, representations (whether oral or written), or any information provided (or the fact that information was not provided) by Seller, its Affiliates or its representatives. Buyer is able to bear the risks of the acquisition of the Assets, in accordance with and as set forth in this Agreement, and understands the risks of, and other considerations related to an assignment of the Assets to Buyer and the ownership and operation of the Assets.

(h)    Financing. Buyer has sufficient cash, available lines of credit, or other sources of immediately available funds (in dollars) to enable Buyer to pay the Cash to Seller at the Closing. Buyer acknowledges and agrees that in no event is the receipt or availability of any funds or financing by Buyer a condition to the Closing.

(i)    Valid Issuance. The Shares to be issued as part of the Purchase Price, will be validly issued, fully paid and non-assessable, not issued in violation of any preemptive rights, and will have the rights, restrictions, preferences and privileges set forth in the certificate of incorporation and bylaws of the Buyer, and will, in the hands of the Seller, be free and clear of any encumbrances or liens, other than restrictions on transfer pursuant to applicable securities laws. Buyer does not have any outstanding bonds, debentures, notes or other obligations to the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter.

(j)    Buyer SEC Filings. Buyer has filed or furnished with the U.S. Securities and Exchange Commission (“SEC”), all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) required to be filed or furnished by it since January 1, 2024 under the Securities Act or the Exchange Act or other applicable law, including Buyer’s (i) annual report on Form 10-K for its fiscal year ended December 31, 2023, (ii) quarterly reports on Form 10-Q since December 31, 2023, and (ii) current reports on Form 8-K since December 31, 2023 and (iii) all proxy statements, reports and other documents distributed by Buyer to its stockholders since January 1, 2024 (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “Buyer SEC Filings”). As of its filing date, each Buyer SEC Filing complied, , as to form, in all material respects with the applicable requirements of the Exchange Act. As of its filing date (or, if amended or superseded by a filing before the Closing Date, on the date of that filing), each Buyer SEC Filing filed pursuant to the Exchange Act did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made in any such document, in the light of the circumstances under which they were made, not misleading. The audited financial statements of Buyer for the year ended December 31, 2023 included in Buyer’s Form 10-K for the year ended December 31, 2023, and for the three months ended March 31, 2024 (collectively, the “Financial Statements”), in the form and at the time filed with the SEC (i) fairly present in all material respects the consolidated financial position of Buyer and its subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments), (ii) complied as to form in all material respects with applicable accounting requirements and with the applicable published rules and regulations of the SEC with respect thereto, (iii)  were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved and subject, in the case of interim financial statements, to normal and recurring year-end audit adjustments, and (iv)  have been derived from the books and records of Buyer and its subsidiaries. Subsequent to the issuance of the Financial Statements, Buyer has not made any change in the accounting practices or policies applied in the preparation of the Financial Statements, except as required by GAAP, SEC rule or policy or applicable law.

(k)    NASDAQ Listing. Buyer has not, in the three months preceding the date hereof, received written notice from the Nasdaq that Buyer is not in compliance with the listing or maintenance requirements of the Nasdaq. Since January 1, 2024, Buyer is, and has been, in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq applicable to it.

(l)    Voting Agreements. There are not any stockholders’ agreements, voting trusts or other agreements to which Buyer is a party or to which either is bound relating to the voting of any shares of Buyer’s common stock in connection with the Transactions. Buyer does not have any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exchangeable for securities having the right to vote) with the holders of equity interests in Buyer on any matter.

(m)    Qualification. Buyer is qualified under applicable Law to own the Assets and has complied with all necessary bonding requirements of Governmental Authority required for Buyer’s ownership or operation of the Assets.

(n)    Limitation. Buyer acknowledges the following: THE ASSETS HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT AND PRODUCTION OF HYDROCARBONS AND THERE MAY BE PETROLEUM, PRODUCED WATER, WASTE, OR HAZARDOUS SUBSTANCES OR MATERIALS LOCATED IN, ON OR UNDER THE PROPERTIES OR ASSOCIATED WITH THE ASSETS. EQUIPMENT AND SITES INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, NORM OR OTHER HAZARDOUS SUBSTANCES. NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS AND EQUIPMENT AS SCALE OR IN OTHER FORMS. THE WELLS, MATERIALS AND EQUIPMENT LOCATED ON THE PROPERTIES OR INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, NORM AND OTHER WASTES OR HAZARDOUS SUBSTANCES. NORM CONTAINING MATERIAL AND/OR OTHER WASTES OR HAZARDOUS SUBSTANCES MAY HAVE COME IN CONTACT WITH VARIOUS ENVIRONMENTAL MEDIA, INCLUDING WATER, SOILS OR SEDIMENT. SPECIAL PROCEDURES MAY BE REQUIRED FOR THE ASSESSMENT, REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF ENVIRONMENTAL MEDIA, WASTES, ASBESTOS, NORM AND OTHER HAZARDOUS SUBSTANCES FROM THE ASSETS. BUYER SPECIFICALLY DISCLAIMS ANY OBLIGATION OR DUTY BY SELLER OR ITS AFFILIATES TO MAKE ANY DISCLOSURES OF FACT NOT REQUIRED TO BE DISCLOSED PURSUANT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN AND IN THE CONVEYANCES AND THE MINERAL DEED AND PURCHASER EXPRESSLY ACKNOWLEDGES AND COVENANTS THAT BUYER DOES NOT HAVE, WILL NOT HAVE, AND WILL NOT ASSERT ANY CLAIM, DAMAGES, OR EQUITABLE REMEDIES WHATSOEVER AGAINST SELLER OR ITS AFFILIATES EXCEPT FOR CLAIMS, DAMAGES, AND EQUITABLE REMEDIES AGAINST SELLER FOR BREACH OF AN EXPRESS REPRESENTATION, WARRANTY, OR COVENANT OF SUCH SELLER UNDER THIS AGREEMENT OR SELLER’S SPECIAL WARRANTY IN THE CONVEYANCES AND THE MINERAL DEED. BUYER ACKNOWLEDGES AND AGREES THAT SELLER AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY OR RESPONSIBILITY FOR FAILING OR OMITTING TO DISCLOSE ANY CONDITION, AGREEMENT, DOCUMENT, DATA, INFORMATION OR OTHER MATERIALS RELATING TO THE ASSETS THAT IS NOT EXPRESSLY COVERED BY THIS AGREEMENT.

ARTICLE VI.

ACCESS INDEMNITY

6.1    Indemnity Regarding Access. Buyer hereby agrees to defend, indemnify and hold harmless each of the operators of the Assets, and Seller and its Affiliates and each of their respective directors, officers, employees, agents and representatives (the “Seller Group”) from and against any and all Losses arising out of, resulting from or relating to, any field visit, environmental property assessment, or other due diligence activity conducted by Buyer or any Buyer’s Affiliates or their respective representatives (including any environmental consultant or landman) with respect to the Assets prior to the Closing Date, EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER GROUP PARTIES, EXCEPTING ONLY IN THE CASE OF THIS SECTION 6.1 LOSSES ACTUALLY RESULTING FROM OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER GROUP. For the avoidance of doubt, this indemnity shall survive the Closing.

ARTICLE VII.

COVENANTS AND AGREEMENTS OF THE PARTIES

7.1    Lease Extensions. Seller will cooperate with Buyer in permitting Buyer to obtain mutually acceptable extensions and necessary amendments to all fee leases, partial term assignments and letter agreements (collectively, the “Amendments”) allowing CO2, nitrogen and helium development and carbon sequestration

7.2    Maintenance of Assets in Force and Effect. Notwithstanding anything to the contrary in this Agreement, the Assignment or the Participation Agreement, Buyer shall have no obligation to maintain any Lease, Mineral Interest Easement or Material Contract in force and effect.

7.3    Joint Operating Agreement. The Parties’ rights and obligations regarding the drilling, completion and equipping of the Wells and any future wells, the production therefrom, the sale of Production therefrom, and the treatment, handling, gathering or transportation of such Production prior to the point of first sale to an Affiliated or non-Affiliated entity of Buyer shall be conducted under and in accordance with the JOA.

7.4    Transfer or Operatorship. In the event that any Wells or future wells are subject to a Joint Operating Agreement with Seller or any third party as operator, Seller shall upon request of Buyer nominate and vote for Buyer to become the operator under such Joint Operating Agreement(s).

ARTICLE VIII.

[RESERVED]

ARTICLE IX.

[RESERVED]

ARTICLE X.

CLOSING

10.1    Closing. Closing of the transactions under this Agreement (“Closing”) shall take place simultaneously with execution of this Agreement at Buyer’s place of business in Houston, Texas, or at such other place as the Parties mutually agree upon (the “Closing Date”).

10.2    Closing Obligations. At the Closing:

(a)    Seller and Buyer shall execute, acknowledge and deliver a Partial Assignment and Bill of Sale in the form attached hereto as Exhibit “H” (the “Assignment”) in duplicate originals with each Party receiving one executed original of the Assignment with Buyer recording its original of the Assignment in the Montana County in which the Leases are located and providing a copy of the recorded document to Seller as soon as reasonably practicable; The Assignment shall contain a Special Warranty of Title (the “Special Warranty”). Such Special Warranty shall last until the first anniversary of the date of Closing.

(b)    Seller and Buyer shall execute and deliver assignments, on appropriate forms, of state, federal, tribal and other Leases of Governmental Authorities included in the Assets in sufficient counterparts to facilitate filing with the applicable Governmental Authorities;

(c)    Seller shall deliver to Buyer a non-foreign entity affidavit in the form of Exhibit “I”;

(d)    Seller will deliver counterparts of releases of all liens and termination statements of all security interests that secure indebtedness of Seller for borrowed money, duly executed and acknowledged by or on behalf of the holder(s) of such indebtedness, and otherwise in recordable form;

(e)    Seller, if and as applicable, shall deliver or cause to be delivered all appropriate or required forms, applications, notices, permit transfers, declarations, to be filed with the appropriate Governmental Authorities having jurisdiction with respect to the transfer of operatorship and other Permits to Buyer of the Assets that are operated by Seller or its Affiliates immediately prior to the Closing;

(f)    The Parties shall execute, acknowledge and deliver transfer orders or letters-in-lieu thereof in customary form prepared by Seller directing all buyers of Production to make payment to Buyer of proceeds attributable to Production from the Assets from and after Closing;

(g)    Buyer shall furnish evidence that all requirements to own the Assets, and/or operate the Assets, including bonds and Permits, from any Governmental Authority having jurisdiction, or as required by any Material Contract, have been satisfied;

(h)    The Parties shall execute such other instruments and take such other actions as may be necessary to carry out their respective obligations under this Agreement;

(i)    [Reserved];

(j)    Buyer shall pay the Cash to Seller in accordance with the wire instructions provided by Seller, subject to final adjustment pursuant to Section 12.1 (the “Closing Payment”). The Closing Payment shall be by bank wire transfer of immediately available funds to an account designated by Seller;

(k)    Buyer shall deliver to Seller the Shares;

(l)    The Parties shall execute the JOA; and

(m)    The Parties shall execute duplicate originals of the Participation Agreement attached hereto as Exhibit “J” and one original of the Participation Agreement will be delivered to each Party.

(n)    Buyer and Seller shall execute all necessary additional documentation (if any) to terminate the Cut Bank Farmout.

ARTICLE XI.

POST-CLOSING OBLIGATIONS

11.1    Assumed Obligations. Without limiting Buyer’s rights to indemnity under Section 11.3 (if applicable), and except for the Retained Obligations, from and after Closing, Buyer hereby assumes and agrees to fulfill, perform, pay and discharge all obligations, and any and all claims, causes of action, proceedings, hearings, payments, charges, judgments, injunctions, orders, decrees, assessments, liabilities, losses, damages, penalties, fines, obligations, deficiencies, debts or costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or remediation (“Losses”), known or unknown (and including any Losses for which any remedy of Buyer has been waived pursuant to the terms of this Agreement or in writing by Buyer, or obligations for which any breach remedy of Buyer has been waived pursuant to the terms of this Agreement or in writing by Buyer), with respect to the Assets or the ownership, use or operation thereof, regardless of whether such obligations or Losses arose prior to, on or after the Closing Date, including obligations and Losses relating to the following (all of such obligations and Losses, the “Assumed Obligations”):

(a)    fully performing all plugging, replugging, decommissioning and abandonment obligations related to the Assets (the “Plugging and Abandonment Obligations”), regardless of whether such obligations are attributable to the ownership or operation of the Assets prior to, on, or after the Closing Date, in a good and workmanlike manner and in compliance with all Laws, including without limitation:

(b)    the necessary and proper plugging, replugging, and abandonment of all Wells on the Assets, whether plugged and abandoned prior to, on, or after the Closing Date;

(c)    the necessary and proper removal, abandonment, decommissioning, and disposal of all structures, pipelines, facilities, equipment, abandoned property, and junk located on or comprising part of the Assets;

(d)    the necessary and proper capping and burying of all flow lines and pipelines associated with the Assets that are located on or comprising part of the Assets; and

(e)    the necessary and proper restoration of the property, both surface and subsurface, as may be required by laws or contract;

(f)    the environmental and physical condition of the Assets, whether such condition existed prior to, on or after the Closing Date, including the clean-up, restoration and remediation of the Assets in accordance with applicable law;

(g)    obligations or Losses and the payment of all Burdens and proceeds to royalty interest owners, working interest owners and any other owners under or imposed on the lessee, owner, or operator under the Leases, the Existing Contracts and applicable laws which accrued on or after the Closing Date;

(h)    storing, handling, transporting and disposing of or discharging all materials, substances and wastes on the Assets or lands pooled or unitized therewith (including produced water, drilling fluids, naturally occurring radioactive material (“NORM”), and other wastes), whether present prior to, on or after the Closing Date, in accordance with applicable laws and contracts;

(i)    the payment of all Property Expenses to the extent attributable to periods after the Closing Date, subject however, to the adjustments to the Purchase Price and other accounting adjustments and procedures set forth in this Agreement; and

(j)    all claims and expenses associated with violation of any environmental rule, regulation or statute.

11.2    Retained Obligations. From and after Closing, Seller hereby retains and shall fulfill, perform, pay and discharge all obligations and Losses, known or unknown, with respect to the following for the applicable time period specified in this Section 11.2 (the applicable “Retained Obligation Survival Period”) (all of such obligations and Losses are the “Retained Obligations”):

(a)    the payment, nonpayment, or mispayment of, and accounting for, owners of royalty and working interests or burdens and all revenues, in each case, attributable thereto for sales of Production produced prior to the Closing Date, (ii), any personal injury, illness, or death arising from, related, to, or caused by the Assets prior to Closing, (iii) the offsite transportation, disposal, or arrangement therefor of any Hazardous Substances from the Assets prior to Closing, (iv) any administrative, civil, or criminal fines, penalties, or monetary sanctions imposed by any Governmental Authorities resulting from or relating to the ownership, use or operation of the Assets prior to Closing, (v) any payables, accrued liabilities, accrued compensation, deferred compensation arrangements, notes payable or debt obligations of Seller or related to the Assets which accrued, existed or were agreed to prior to Closing, including without limitation any costs and expenses, attorneys fees, consultant fees or payments of any type related to or incurred by Seller in performance by Seller under this Agreement or in consummating the Transactions; and (vi) Property Expenses related to periods prior to the Closing Date.

(b)    until the expiration of the applicable statute of limitation, the Seller Taxes; and

(c)    indefinitely with respect to (i) any Losses between Seller and any of its Affiliates, regardless of time; (ii) any claims, actions, suits, or proceedings related to the Assets arising prior to Closing; (iii) the Seller Reserved Interests; and (iv) the Excluded Assets.

11.3    Buyer’s Indemnity. Effective upon Closing, REGARDLESS OF FAULT, Buyer shall protect, defend, indemnify and hold harmless Seller Group from and against any and all Losses arising out of, attributable to, based upon or related to:

(a)    any breach of any representation or warranty made by Buyer in Section 5.2 of this Agreement, or in any covenant or agreement of Buyer contained in this Agreement;

(b)    any breach of any of Buyer’s covenants or agreements contained in this Agreement or the Assignment;

(c)    any of the Assumed Obligations; or

(d)    any other matter for which Buyer has agreed to indemnify Seller or the Seller Group under this Agreement.

11.4    Seller’s Indemnity. Effective upon Closing, REGARDLESS OF FAULT, Seller shall protect, defend, indemnify and hold harmless Buyer and its Affiliates and each of their respective directors, officers, employees, agents and representatives (the “Buyer Group”) from and against any and all Losses arising out of, attributable to, based upon or related to:

(a)    any breach of any representation or warranty made by Seller in Section 5.1 of this Agreement;

(b)    any breach of any of Seller’s covenants or agreements contained in this Agreement;

(c)    any of the Excluded Assets or any of the Retained Obligations; or

(d)    any other matter for which Seller has agreed to indemnify Buyer or the Buyer Group under this Agreement or any transaction document.

11.5    The phrase “REGARDLESS OF FAULT” in Sections 11.3 and 11.4 means, WITHOUT REGARD TO THE CAUSE OR CAUSES OF ANY CLAIM, INCLUDING WHETHER OR NOT A CLAIM IS CAUSED IN WHOLE OR IN PART BY:

(a)    THE NEGLIGENCE (INCLUDING GROSS NEGLIGENCE), WHETHER SOLE, JOINT, CONCURRENT, COMPARATIVE, CONTRIBUTORY, ACTIVE, PASSIVE OR OTHERWISE, STRICT LIABILITY, OR OTHER FAULT OF ANY OF THE INDEMNIFIED PARTIES BUT EXCLUDING THE WILLFUL MISCONDUCT OR FRAUD OF ANY SUCH INDEMNIFIED PARTY; AND/OR

(b)    A PRE-EXISTING DEFECT, WHETHER PATENT OR LATENT, WITH RESPECT TO THE PROPERTY OF ANY OF THE PARTIES, THEIR AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES.

11.6    Indemnification Procedures.

(a)    Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(i)    For purposes of this Agreement, the term “Indemnifying Party” when used in connection with particular Losses shall mean the Party or Parties having an obligation to indemnify another person or persons with respect to such Losses pursuant to such sections, and the term “Indemnified Party” when used in connection with particular Losses shall mean the person or persons having the right to be indemnified with respect to such Losses by another Party or Parties pursuant to this Agreement.

(ii)    To make claim for indemnification under this ARTICLE XI, an Indemnified Party shall notify the Indemnifying Party of its claim under this ARTICLE XI, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 11.6(a) shall not relieve the Indemnifying Party of its indemnification obligations under this Agreement, except to the extent (and then only to the extent) such failure materially prejudices the Indemnifying Party’s ability to defend against the claim for indemnification. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(iii)    In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(iv)    If the Indemnifying Party admits its liability, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof unless the compromise or settlement includes the payment of any amount by (because of the Indemnity Deductible or otherwise), the performance of any obligation by or the limitation of any right or benefit of, the Indemnified Party, in which event such settlement or compromise shall not be effective without the consent of the Indemnified Party, which shall not be unreasonably withheld or delayed. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.6(a). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(v)    If the Indemnifying Party does not admit its liability (which it will be deemed to have so done if it fails to timely respond) or admits its liability but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the claim for indemnification at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability for a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability for the Third Party Claim and (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement.

(vi)    In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Losses complained of, (ii) admit its liability for such Loss or (iii) dispute the claim for such Losses. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Losses or that it disputes the claim for such Losses, then the Indemnifying Party shall be deemed to be disputing the claim for such Losses.

(vii)    All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Adjusted Purchase Price for U.S. federal and applicable state Income Tax purposes, unless otherwise required by Law.

11.7    Survival.

(a)    The representations and warranties under Sections 5.1(a) through (e), and Sections 5.1(ee) and (ff), and covenants and agreements of Seller contained herein or in any other transaction documents to be performed at or after Closing, shall survive Closing without time limit. All other representations and warranties of Seller in Section 5.1 shall survive until the three (3) month anniversary of Closing. The representations, warranties, covenants and agreements of Buyer contained herein shall survive without time limit unless otherwise expressly provided for herein.

(b)    Subject to Section 11.7(a), the remainder of this Agreement shall survive the Closing without time limit subject to any applicable statute of limitations. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(c)    The indemnities in Section 11.4(a) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except, in each case, as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such termination date. All other indemnities in this Agreement shall survive the Closing without time limit.

11.8    Waiver of Right to Rescission. The Parties acknowledge that, following the Closing, and in the absence of Fraud, the payment of money as limited by the terms of this Agreement shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the Transactions. As the payment of money shall be adequate compensation, following the Closing, and except in the case of Fraud, Buyer and Seller waive any right to rescind this Agreement or any of the Transactions.

11.9    Non-Compensatory Damages. No Indemnified Parties shall be entitled to recover from an Indemnifying Party or its Affiliates any indirect, special, incidental, consequential, punitive, exemplary, remote or speculative damages or damages for lost profits of any kind arising under or in connection with this Agreement or the Transactions, except to the extent any such Indemnified Party suffers such damages to a third party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.

11.10    Insurance. The amount of any Losses for which any of the Buyer Group or Seller Group is entitled to indemnification under this Agreement or in connection with or with respect to the Transactions shall be reduced by any corresponding insurance proceeds actually received by any such Indemnified Party under any insurance arrangements.

ARTICLE XII.

POST CLOSING

12.1    Post-Closing Settlement Statement.

(a)    As soon as reasonably practicable after the Closing Date, but in no event longer than one hundred and eighty (180) days after the Closing Date (the “Final Settlement Date”), Buyer shall prepare, in accordance with this Agreement, and deliver to Seller, a final statement (the “Final Settlement Statement”) setting forth each adjustment to the Purchase Price in accordance with Section 3.2 and Section 3.3.

(b)    As soon as reasonably practicable, but in any event within thirty (30) days after receipt of the Final Settlement Statement, Seller shall return to Buyer a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Seller’s failure to deliver to Buyer a Dispute Notice detailing proposed changes to the Final Settlement Statement by such date shall be deemed to be an acceptance by Seller of the Final Settlement Statement delivered by Buyer, and Buyer’s determinations with respect to all such adjustments in the Final Settlement Statement that are not addressed in the Dispute Notice shall prevail.

(c)    The Parties shall undertake to agree on the Adjusted Purchase Price no later than one hundred eighty (180) days after the Closing Date (the “Target Settlement Date”). If the final Purchase Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer prior to the Target Settlement Date or is deemed agreed pursuant to the foregoing (or determined by the Agreed Accounting Firm pursuant to Section 12.1(e), the Final Settlement Statement and such final Adjusted Purchase Price (the “Final Price”), shall be final and binding on the Parties.

(d)    Any difference in the Purchase Price as paid at Closing and the Final Price shall be paid by the owing Party on or before the date that is ten (10) Business Days following agreement or deemed agreement (or determination by the Agreed Accounting Firm, as applicable) (such date, the “Final Payment Date”) to the owed Party. All amounts paid or transferred pursuant to this Section 12.1 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.

(e)    If Seller and Buyer cannot reach agreement on the Final Price by the Target Settlement Date, either Party may refer the remaining issues in dispute to a nationally-recognized independent accounting firm as mutually agreed to by Buyer and Seller (the “Agreed Accounting Firm”); provided that if the Parties cannot so agree within fourteen (14) days following the Target Settlement Date, then either Party can request that the Houston, Texas office of the American Arbitration Association appoint the Agreed Accounting Firm. If such issues in dispute are submitted to the Agreed Accounting Firm for resolution, Seller and Buyer will each enter into a customary engagement letter with the Agreed Accounting Firm at the time the issues in dispute are submitted to the Agreed Accounting Firm. Within ten (10) days of the appointment of the Agreed Accounting Firm, each of Seller and Buyer shall present the Agreed Accounting Firm with its position on the issues in dispute with respect to the Final Price, and all other supporting information that it deems relevant, with a copy to the other Party. The Agreed Accounting Firm shall also be provided with a copy of this Agreement by Seller. Within forty-five (45) days after receipt of such materials, the Agreed Accounting Firm shall make its determination by selecting the position of either Seller or Buyer for each of the issues presented to the Agreed Accounting Firm, which determination shall be final and binding upon all Parties and, absent manifest error, without right of appeal. The Agreed Accounting Firm may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case. Each Party shall bear one-half of the costs and expenses of the Agreed Accounting Firm.

(f)    Receipts and Credits. Subject to the following sentence, after the Parties’ agreement (or deemed agreement) upon the Final Settlement Statement, then, to the extent not accounted for in the Final Settlement Statement, if (i) any Party receives monies belonging to the other, including proceeds of Production, then such amount shall, within five (5) Business Days after the end of the month in which such amounts were received, be paid over to the proper Party, (ii) any Party pays monies for Property Expenses or other expenses which are the obligation of the other Party hereto, then such other Party shall, within five (5) Business Days after the end of the month in which the applicable invoice and proof of payment of such invoice were received, reimburse the Party which paid such Property Expenses or other expenses, (iii) a Party receives an invoice of an expense or obligation which is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same, and (iv) an invoice or other evidence of an obligation is received by a Party, which is partially an obligation of both Seller and Buyer, then the Parties shall consult with each other, and each shall promptly pay its portion of such obligation to the obligee. Each of Seller and Buyer shall be permitted to offset any Property Expenses or other expenses owed by such Party to the other Party pursuant to this Section 12.1(f) against amounts owning by the second Party to the first Party pursuant to this Section 12.1(f), but not otherwise. In the event of a conflict between the provisions of Section 2.1(c) and this Section 12.1(f), Section 2.1(c) shall control.

(g)    Records; Retention. Within thirty (30) days after Closing, Seller will deliver to Buyer, at Buyer’s cost and request, copies or originals, if available, of the Records in the possession or control of Seller or its Affiliates. Buyer following the Closing will, to the extent in Buyer or its Affiliates’ possession (a) provide Seller, its Affiliates and its and their officers, employees and representatives with access to the Records (to the extent that Seller has not retained or cannot locate the original or a copy) during normal business hours for review and copying at Seller’s expense, and (b) provide Seller, its Affiliates and its and their officers, employees and representatives with access, during normal business hours, to materials received or produced after the Closing relating to any indemnity claim made under this Agreement for review and copying at Seller’s expense.

(h)    Recording. As soon as practicable after Closing, Buyer, at its sole cost, shall record the Assignment in the appropriate counties and as soon as reasonably practicable provide Seller with copies of the recorded Assignment.

(i)    Filing for Approvals. Buyer, at its sole cost, shall no later than thirty (30) days after Closing:

(i)    file for approval with any Governmental Authorities having jurisdiction (including state, federal, tribal, and local) the transfer documents required to effectuate the transfer of the Assets;

(ii)    execute, acknowledge (if necessary), and exchange, as applicable, any applications necessary to transfer to Buyer any transferable Permits to which the Assets are subject, and which Seller has agreed to transfer under this Agreement;

(iii)    file all appropriate forms, declarations, and bonds (or other authorized forms of security) with all applicable Governmental Authorities and third parties relative to Buyer’s assumption of operations or the transfer of the Assets; and

(iv)    prepare and execute appropriate change of operator notices and third-party non-operator ballots required under applicable operating agreements and deliver same to such third party non-operators.

12.2    Cooperation, Governmental Authorities. After Closing, the Parties further agree to take all other actions required of it by Governmental Authorities having jurisdiction to obtain all requisite regulatory approval with respect to this transaction, and to use their commercially reasonable efforts to obtain unconditional approval by such Governmental Authorities of any transfer documents requiring Governmental Authority approval in order for Buyer to be recognized as owner of the Assets. Each Party agrees to provide the other Party with approved copies of the documents contemplated by this Section 12.2 as soon as they are available.

12.3    Further Cooperation. After Closing, Seller and Buyer agree to take such further actions and to execute, acknowledge and deliver all such further documents that are reasonably necessary or useful in carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement; including, without limitation, assignments (in substantially the form of the Assignment) of any Additional Assets for which the Purchase Price is adjusted pursuant to Section 3.2(b) hereof.

ARTICLE XIII.

TAXES

13.1    Apportionment of Asset Taxes. Seller shall bear and pay all Asset Taxes on the Assets attributable to any tax period (or portion thereof) ending prior to the Closing Date. Buyer shall bear and pay all Asset Taxes on the Assets attributable to any tax period (or portion thereof) ending at or after the Closing Date. All Asset Taxes on the Assets with respect to the tax period in which the Closing Date occurs shall be apportioned as of the Closing Date between Seller and Buyer based on the number of days in the applicable tax period that occur before the day on which the Closing Date occurs, on the one hand, and the number of days in such tax period that occur on and after the day on which the Closing Date occurs, on the other hand. The Parties will make final settlement of all Asset Taxes on the Assets by estimating the Asset Taxes on the Assets to be due for the tax period in which the Closing Date occurs by utilizing the most recent information available including, in the absence of information specific to the tax period in which the Closing Date occurs, the amount of Asset Taxes on the Assets assessed and paid for the immediately prior tax period.

13.2    Transfer Taxes. If there are any sales, use, transfer, stamp, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (“Transfer Taxes”), Buyer shall be responsible for payment of such Transfer Taxes.

13.3    Severance and Production Taxes. Seller shall bear and pay all Severance Taxes, to the extent attributable to Production from the Assets before the Closing Date. Buyer shall bear and pay all such Severance Taxes on Production from the Assets on and after the Closing Date.

13.4    Cooperation.

(a)    Each Party shall provide the other Party with reasonable information which may be required by the other Party for the purpose of preparing and filing Tax Returns, obtaining tax refunds, and responding to or preparing for any audit by, or any disputes with, any Taxing jurisdiction with respect to the Assets or the Transactions. Each Party shall cooperate with all reasonable requests of the other Party made in connection with contesting the imposition of Taxes.

(b)    Each Party shall make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed in connection with the Transactions, provided that, notwithstanding anything to the contrary in this Agreement, neither Party shall be required at any time to disclose to the other Party any Tax Returns subject to attorney-client privilege or any Income Tax Returns.

(c)    Each Party shall reasonably assist the other in the preparation of any Tax Return relating to Asset Taxes for any taxable period that includes the Closing Date or relating to Transfer Taxes and in qualifying for any exemption or reduction in Asset Tax or Transfer Tax that may be available; provided that, Buyer (or any of its Affiliates) shall not settle, abandon, or otherwise compromise any examination, audit, or other proceeding relating to Asset Taxes relating to any tax period (or portion thereof) prior to the Closing Date without the express prior written consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed) if the settlement, abandonment, or compromise of such examination, audit, or other proceeding reasonable would be expected to have a material and adverse effect on Seller (or any of its Affiliates).

(d)    From and after the Closing, unless required by applicable Law, in no event shall Buyer (or any of its Affiliates) cause or permit (i) the amendment of any Tax Return for Asset Taxes relating to any period (or portion thereof) that ends on or prior to the Closing Date, (ii) a voluntary initiation of any discussion with any taxing authority regarding Asset Taxes relating to any period (or portion thereof) that ends on or prior to the Closing Date, or (iii) any voluntary disclosure to any taxing authority with respect to Asset Taxes relating to any period (or portion thereof) that ends on or prior to the Closing Date, in any such case, without the prior written consent of Seller, which consent shall not be unreasonably withheld conditioned or delayed. Seller shall be entitled to prepare or cause to be prepared, and Seller shall file or cause to be filed on a timely basis, all Tax Returns in respect of Asset Taxes for any period (or portion thereof) that ends on or prior to the Closing Date.

ARTICLE XIV.

DISCLAIMERS AND WAIVERS

14.1    Condition of the Assets. BUYER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO (i) BUYER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 5.1, (ii) THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT AND (iii) THE CASE OF FRAUD, BUYER SHALL ACQUIRE THE ASSETS IN AN “AS IS, WHERE IS” CONDITION AND SHALL ASSUME ALL RISKS THAT THE ASSETS MAY CONTAIN WASTE MATERIALS (WHETHER TOXIC, HAZARDOUS, EXTREMELY HAZARDOUS OR OTHERWISE) OR OTHER ADVERSE PHYSICAL CONDITIONS, INCLUDING THE PRESENCE OF UNKNOWN ABANDONED WELLS, PUMPS, PITS, PIPELINES OR OTHER WASTE OR SPILL SITES WHICH MAY NOT HAVE BEEN REVEALED BY BUYER’S ENVIRONMENTAL ASSESSMENT. UPON THE OCCURRENCE OF CLOSING, BUT SUBJECT TO (i) BUYER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 5.1, (ii) THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, AND (iii) IN THE CASE OF FRAUD, IF APPLICABLE, ALL RESPONSIBILITY AND LIABILITY RELATED TO SUCH CONDITIONS, WHETHER KNOWN OR UNKNOWN, FIXED OR CONTINGENT, SHALL BE TRANSFERRED FROM SELLER TO BUYER WITHOUT RECOURSE AGAINST SELLER. WITHOUT LIMITING THE FOREGOING BUT SUBJECT TO (i) BUYER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE V, (ii) THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, AND (iii) IN THE CASE OF FRAUD, IF APPLICABLE, EFFECTIVE AS OF CLOSING, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES THE SELLER GROUP FROM ANY AND ALL LOSSES, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE OR MAY HAVE ARISEN PRIOR TO, ON OR AFTER THE CLOSING DATE ON ACCOUNT OF OR IN ANY WAY CONNECTED WITH THE ENVIRONMENTAL OR OTHER PHYSICAL CONDITION OF THE ASSETS OR ANY VIOLATION BY SELLER, BUYER OR ANY OTHER PARTY OF ANY APPLICABLE LEASE, CONTRACT OR OTHER INSTRUMENT (BUT ONLY TO THE EXTENT SUCH RELATES TO THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTY) OR OF ANY APPLICABLE EXISTING OR FUTURE LAW REGULATION, ORDER OR OTHER DIRECTIVE OF ANY GOVERNMENTAL AUTHORITY, HAVING JURISDICTION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, ALL LAWS, REGULATIONS, ORDERS OR OTHER DIRECTIVES APPLICABLE TO THE ENVIRONMENTAL OR PHYSICAL CONDITION OF THE PROPERTY. BUYER IS AWARE THAT THE ASSETS HAVE BEEN USED FOR EXPLORATION, DEVELOPMENT AND PRODUCTION OF OIL AND GAS AND THAT THERE MAY BE PETROLEUM, PRODUCED WATER, WASTES OR OTHER MATERIALS LOCATED ON OR UNDER THE LANDS COVERED BY THE LEASES (OR LANDS POOLED OR ASSOCIATED THEREWITH). EQUIPMENT AND SITES INCLUDED IN THE ASSETS MAY CONTAIN ASBESTOS, HAZARDOUS SUBSTANCES OR NORM. NORM MAY AFFIX OR ATTACH ITSELF TO THE INSIDE OF WELLS, MATERIALS AND EQUIPMENT AS SCALE, OR IN OTHER FORMS. THE WELLS, MATERIALS AND EQUIPMENT LOCATED ON THE LEASES OR LANDS POOLED OR ASSOCIATED THEREWITH MAY CONTAIN NORM AND OTHER WASTES OR HAZARDOUS SUBSTANCES, AND NORM-CONTAINING MATERIAL AND OTHER WASTES MAY HAVE BEEN BURIED, COME IN CONTACT WITH THE SOIL, OR OTHERWISE BEEN DISPOSED OF ON OR UNDER THE LANDS COVERED BY THE LEASES OR LANDS POOLED OR ASSOCIATED THEREWITH. SPECIAL PROCEDURES MAY BE REQUIRED FOR REMEDIATION, REMOVAL, TRANSPORTATION OR DISPOSAL OF WASTES, ASBESTOS, HAZARDOUS SUBSTANCES AND NORM FROM THE ASSETS.

14.2    Other Disclaimers by Seller. SUBJECT TO (i) BUYER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 5.1 (ii) THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, AND (iii) THE CASE OF FRAUD, BUYER ACKNOWLEDGES AND AGREES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (A) TITLE TO ANY OF THE ASSETS, (B) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (C) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (D) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (E) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (F) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (G) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (H) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (I) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. SUBJECT TO (i) BUYER’S RIGHTS UPON A BREACH BY SELLER OF ANY OF ITS REPRESENTATION OR WARRANTIES CONTAINED IN SECTION 5.1, (ii) THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, AND (iii) IN THE CASE OF FRAUD, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, OR RIGHTS OF A BUYER UNDER DECEPTIVE TRADE PRACTICE STATUTES, CONSUMER PROTECTION STATUTES OR OTHER SIMILAR STATUTES, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

14.3    Buyer Disclaimer. SELLER ACKNOWLEDGES AND AGREES THAT BUYER EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, (I) AS TO THE AVAILABILITY AT THE CLOSING DATE OR IN THE FUTURE OF ANY TAX CREDIT PAYMENTS, (II) THAT ANY OPERATIONS ON THE PROPERTIES UNDER THE PARTICIPATION AGREEMENT WILL EVER QUALIFY UNDER 26 U.S.C. §45Q, ANY AMENDMENT THERETO, OR ANY SIMILAR LAW OF REGULATIONS TO GENERATE TAX CREDIT PAYMENTS, OR (III) THAT ANY TAX CREDITS GENERATED WILL BE MARKETABLE OR HAVE ANY VALUE WHATSOEVER.

ARTICLE XV.

[RESERVED]

ARTICLE XVI.

MISCELLANEUOUS

16.1    Incorporated by Reference. All of the Exhibits and Schedules (if any) referenced in this Agreement are attached hereto and incorporated herein by reference.

16.2    Further Assurances. After the Closing, Seller shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders, and other documents, and do such other and future acts and things as may be reasonably necessary to more fully and effectively grant, convey, and assign the Assets to Buyer.

16.3    Unlisted Seller Leases. In the event that on or after delivery of the Assignment it is determined that Seller owned or was credited with at the Closing Date any right, title and interests in any Assets that are not effectively conveyed to Buyer at Closing, Seller shall, effective as of the Closing Date of the Assignment, upon request of Buyer, convey such right, title and interest to Buyer in the substantially the same form as the Assignment whereupon such Assets shall become subject to this Agreement (without a purchase price adjustment) the JOA and the Participation Agreement.

16.4    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any conflict of laws provisions that would require the application of the law of another jurisdiction, provided, however that with regard to the construction and enforcement of the Assignment and any title to the Leases, Mineral Interests, Easements and Wells, the laws of the State where they are located shall apply.

16.5    Jurisdiction and Venue. Any claims, disputes or suits under this Agreement, the Assignment, the JOA or the Participation Agreement (“Disputes”) shall be brought in and litigated exclusively in state or federal courts residing in Harris County, Texas. The Parties consent to the exclusive jurisdiction and venue in such courts for such purposes.

16.6    WAIVER OF RIGHTS TO JURY TRIAL. In any Disputes the Parties agree that they hereby waive all rights to trial by jury.

16.7    Notices. All notices that are required or authorized to be given to any Party hereto as a result of this Agreement, shall be given in writing and delivered by personal messenger, or by registered mail, overnight mail or by electronic mail, addressed to the Party to which such notice is given as set forth below. All notices shall be deemed properly delivered on the date confirmation of delivery of the same is received or on the date of any Party’s refusal to accept delivery of the same.

Buyer Contact Information:

U.S. Energy Corp.
Attn: Ryan Smith
1616 S. Voss, Suite 725
Houston, Texas 77057
Email: Ryan@usnrg.com
Phone: 303-993-3200

Seller Contact Information:

Synergy Offshore LLC

Attn: Duane King, Chief Executive Officer

1401 Lake Plaza Dr., Suite 200-185

Spring, Texas 77389

Email: dking@synergyog.com

16.8    Amendments. This Agreement may not be amended except by an instrument expressly modifying this Agreement signed by both Parties. Except for waivers specifically provided for in this Agreement, no waiver by either Party of any breach of any provision of this Agreement shall be binding unless made expressly in writing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless expressly so provided. Delay in the exercise, or non-exercise, of any such right is not a waiver of that right.

16.9    Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, and their respective successors and assigns, including without limitation the application of the Carried Working Interest, the Cut Bank Revenue Interest and the obligations of the Buyer with regard thereto. Notwithstanding anything to the contrary herein, this Agreement is not a binding agreement between the Parties unless and until this Agreement is duly executed in writing by representatives of the Parties and delivered by the Parties. This Agreement may not be assigned by any Party without the prior written consent of all other Parties, which consent may not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.10    Other Agreements. This Agreement, including all Exhibits and Schedules attached hereto, is the exclusive Agreement among the Parties regarding the subject matter hereof and the transactions provided for under this Agreement.

16.11    Confidentiality and Press Releases. The Parties agree that the terms and conditions of this Agreement, including its existence, shall be treated as confidential; provided that if there are any legally mandated disclosures of this Agreement (including under the rules of any stock exchange), the Party required to make such disclosures shall (i) immediately notify the other Party of the existence, terms and circumstances surrounding such legal requirement, (ii) consult with the other Party on the advisability of taking legal available steps to resist or narrow such required disclosure, (iii) assist the Party required to make the disclosure in seeking a protective order or other appropriate remedy, and (iv) in all events disclose only that information which it is advised by counsel that it is legally required to disclose.

16.12    Counterpart Execution. This Agreement may be executed in multiple counterparts (including by .pdf signature), each of which shall be considered an original once Buyer and Seller have executed and delivered a counterpart of this Agreement, and all of which taken together shall constitute one and the same agreement.

16.13    Knowledge Qualifications; Schedules.

(a)    Any representation or warranty qualified to the “knowledge of Seller” or “to Seller’s knowledge” or with any similar knowledge qualification is limited to matters within the Actual Knowledge of the individuals listed on Schedule 16.13. As used herein, the term “Actual Knowledge” means information personally known by such individual.

(b)    Notwithstanding anything to the contrary in this Agreement, to the extent that Sellers make any representation or warranty in Section 5.1 in connection with matters relating to the Assets that Seller does not operate, each and every representation or warranty shall be deemed to be qualified by the phrase “to Sellers’ knowledge.”

(c)    Inclusion of a matter on a Schedule in relation to a representation or warranty which addresses matters having a Material Adverse Effect or being material shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect or is, or may be, material. Likewise, the inclusion of a matter on a Schedule to this Agreement in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Disclosing a matter on any Schedule shall be deemed to be a disclosure for all purposes of this Agreement to the extent that the relevance of such matter to any other Schedule is reasonably apparent on the face of such disclosure. Matters may be disclosed on a Schedule for information purposes only.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

U.S. ENERGY CORP.

By: /s/ Ryan Smith
Name: Ryan Smith
Title: President and Chief Executive Officer

SYNERGY OFFSHORE LLC

By: /s/ Duane King
Name: Duane King
Title: Chief Executive Officer

EXHIBIT “A”

(Leases)

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

	Leases conveyed by that certain Letter Agreement effective May 1, 2018 entered into by and between Sandtana, Inc. (“Sandtana”) and Synergy Offshore LLC (“Synergy”) Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	Description	Gross Acres	Net Acres
S-001
S-001	May 1, 1975	not recorded with county	n/a	Federal Lease MTM-31331	Marie Trust	Township 34 N, Range 2 W Sec 35: E2 NE4	80.00	24.3750000
S-002
S-002	June 7, 1972	47/255	n/a	Pearl L. Gibler	Emery Tower	Township 34 N, Range 2 W Sec 35: W2 NE4, S2 SW4, SE4	320.00	120.0000000
S-003
S-003A	November 7, 1990	58/718	n/a	Victor E. Luedtke, single man	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	5.1953125 15.5859375
S-003B	January 19, 1984	55/451	n/a	Russell S. Barger, a widower	Texaco, Inc.	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	10.3906250 31.1718750
S-004
S-004	November 7, 1990	58/717	n/a	Dean Jones & Patricia Jones, H/W	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 W2 Sec 28: SE4, E2 SW4, NW4, S2NE4	160.00 480.00	25.4570313 76.3710938

S-005
S-005	February 28, 1992	59/145	n/a	Somont Oil Company, Inc	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 SW4 Sec 28: SE4, E2 SW4	80.00 240.00	0.5195313 1.5585938
S-006
S-006	November 1, 1980	not recorded with county	n/a	Federal Lease MTM-80505	Texaco, Inc.	Township 34 N, Range 1 W Sec 28: NW4 NE4, W2 SW4	120.00	36.5625000
S-007
S-007	May 16, 1991	58/882	n/a	Potlatch Oil & Refining Co.	David B. Brown	Township 34 N, Range 1 W Sec 28: NE4 NE4	40.00	10.3906250
S-008
S-008A	December 4, 1990	58/733	n/a	Mildred L. Stimps	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	26.3229158
S-008B	December 4, 1990	58/732	n/a	Wallace L. Sauby	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	26.3229158
S-008C	December 4, 1990	58/766	n/a	Donald R. Sauby & Carol E. Sauby, H/W	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	26.3229158
S-008D	March 7, 1991	58/821	n/a	Clerk of Court of Toole County, Montana, as Trustee for Donald Livingston and/or Glen Livingston, unlocated mineral owners	Textana USA, Inc.	Township 34 N, Range 1 W Sec 33: W2	320.00	4.5625000
S-009
S-009A	September 29, 1974	50/286	n/a	Montana District Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	23.0383854
S-009B	September 29, 1974	50/306	n/a	General Council of the Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	23.0383854

S-009C	September 29, 1974	50/206	n/a	A.W. Morton and Eunice E. Morton, H/W	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	23.0383854
S-010
S-010A	September 29, 1974	50/233	n/a	General Council of the Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	67.7488281
S-010B	September 29, 1974	50/207	n/a	A.W. Morton and Eunice E. Morton, H/W	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	67.7488281
S-010C	September 29, 1974	50/241	n/a	Montana District Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	67.7488281
						Total	5341.37	713.4710

Leases conveyed by that certain Letter Agreement effective May 1, 2018 entered into by and between Textana, Inc. (“Textana”), and Synergy Offshore LLC (“Synergy”), Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	Description	Gross Acres	Net Acres
T-001
T-001A	November 7, 1990	58/718	n/a	Victor E. Luedtke, a single man	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	1.2500000 3.7500000
T-001B	January 19, 1984	55/451	n/a	Russell S. Barger, a widower	Texaco, Inc	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	2.5000000 7.5000000
T-002

T-002	November 7, 1990	58/717	n/a	Dean Jones and Patricia Jones, H/W	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 W2 Sec 28: SE4, E2 SW4, NW4, S2 NE4	160.00 480.00	6.1250000 18.3750000
T-003
T-003	February 28, 1992	59/145	n/a	Somont Oil Company, Inc.	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 SW4 Sec 28: SE4, E2 SW4	80.00 240.00	0.1250000 0.3750000
T-004
T-004	May 16, 1991	58/882	n/a	Potlatch Oil & Refining Co.	David B. Brown	Township 34 N, Range 1 W Sec 28: NE4 NE4	40.00	2.5000000
T-005
T-005	November 1, 1980	not recorded with county	n/a	Federal Lease MTM-80505	Texaco, Inc	Township 34 N, Range 1 W Sec 28: NW4 NE4, W2 SW4	120.00	15.0000000
T-006
T-006A	December 4, 1990	58/733	n/a	Mildred L. Stimps	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	6.3333334
T-006B	December 4, 1990	58/732	n/a	Wallace L. Sauby	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	6.3333333
T-006C	December 4, 1990	58/766	n/a	Donald R. Sauby & Carol E. Sauby, H/W	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	6.3333333
T-006D	March 7, 1991	58/821	n/a	Clerk of Court of Toole County, MT, as Trustee for Donald Livingston and/or Glen Livingston, unlocated mineral owners	Textana USA, Inc	Township 34 N, Range 1 W Sec 33: W2	320.00	1.0000000
T-007
T-007	May 1, 1975	not recorded with county	n/a	Federal Lease MTM-31331	Marie Trust	Township 34 N, Range 2 W Sec 35: E2 NE4	80.00	10.0000000
						Total	3120.00	87.50

Leases conveyed by that certain Letter Agreement effective August 1, 2018 (the “Effective Date”), entered into by and between KeeSun Corp. (“Keesun”) and LaMarsa Corp. (“LaMarsa”), and Synergy Offshore LLC (“Synergy”), Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	S-T-R	Description	Gross Acres	Net Acres
K-001
K-001	March 2, 2010	not recorded with county	OG-39896-10	The State of MT, by and through its Board of Land Commissioners	Tommy C. Craighead	07-34N-01W	Lots 1, 2, E2 NW4, E2 SE4 (NW4, E2 SE4)	234.02	n/a
K-002
K-002	March 2, 2010	not recorded with county	OG-39898-10	The State of MT, by and through its Board of Land Commissioners	Tommy C. Craighead	16-34N-01W	E2	320.00	n/a
K-003
K-003	March 2, 2010	not recorded with county	OG-39904-10	The State of MT, by and through its Board of Land Commissioners	Tommy C. Craighead	36-34N-02W	All	640.00	n/a
K-004

K-004	January 9, 1989	58/99	n/a	Viola Riordan	Branch Oil & Gas	31-34N-01W	E2	320.00	n/a
K-005
K-005	June 21, 1995	59/824	n/a	Frank I. Miller, Jr. and Grace B. Miller, H/W	REStana Oil & Gas, Inc.	24-34N-01W	E2	320.00	n/a
K-006
K-006A	August 15, 1997	60/68	n/a	Walter S. Nelson & Frances M. Nelson, Co-Trustees of the Nelson Revocable Trust Agreement dtd January 31, 1994	REStana Oil & Gas, Inc.	25-34N-01W	S2 SW4	80.00	n/a
K-006B	August 15, 1997	60/69	n/a	Frank Flynn, husband and heir at law under the Last Will and Testament of Bruce Ann Flynn, deceased	REStana Oil & Gas, Inc.	25-34N-01W	S2 SW4	80.00	n/a
K-006C	August 15, 1997	60/70	n/a	Jayne Taylor, aka Jayne Phyllis Taylor	REStana Oil & Gas, Inc.	25-34N-01W	S2 SW4	80.00	n/a
K-007
K-007A	April 30, 1998	60/402	n/a	Nancy A. Smith, aka Nancy Smith and Nancy Ann Smith, fka Nancy Ann Adaskavich	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007B	April 16, 1998	60/403	n/a	Bernice Vehlow	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007C	April 16, 1998	60/404	n/a	James Kowski	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a

K-007D	April 16, 1998	60/405	n/a	Bonnie Graf, daughter and one of two heirs at law of Clarence Kowski, deceased	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007E	April 16, 1998	60/406	n/a	Arlene Beyer	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007F	April 16, 1998	60/407	n/a	Adeline N. Kowski, widow and heir at law of Charles Kowski, deceased	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007G	April 16, 1998	60/408	n/a	Raymond L. Fischer	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007H	April 16, 1998	60/409	n/a	Carol Britts, daughter and one of two heirs at law of Clarence Kowski, deceased	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007J	April 16, 1998	60/410	n/a	Stanley Deppe, son and sole heir at law of Doris Deppe, deceased	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007K	April 16, 1998	60/426	n/a	June Bowman and Michael Bowman, heirs at law of Raymond Kowski and Gladys G. Kowski, both deceased	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-007L	May 22, 1998	60/432	n/a	Stuart Howell	REStana Oil & Gas, Inc.	26-34N-01W	E2, S2 NW4, SW4	560.00	n/a
K-008
K-008	May 7, 1998	60/411	n/a	Carol Swoboda, as Trustee for T.F. Russell, unlocated mineral owner by appointment of District Court of Toole County, MT, File No. 12814	REStana Oil & Gas, Inc.	26-34N-01W	N2 NW4	80.00	n/a

K-009
K-009	October 29, 2001	60/931	n/a	Samuel C. Fenner et al	KeeSun Corp.	17-33N-01W	N2 NW4, NW4 NE4	120.00	n/a
K-010
K-010	May 15, 2002	61/165	n/a	Gary A. Wolfe and Harry Lee Wolfe	KeeSun Corp.	17-33N-01W	S2 N2, N2 SW4, SW4 SW4, NW4 SE4	320.00	n/a
K-011
K-011	October 29, 2001	60/932	n/a	SCH Holdings, Ltd	KeeSun Corp.	17-33N-01W 20-33N-01W 21-33N-01W	Sec 17: SE4 SE4, S2 SE4 Sec 20: NE4, E2 SE4 Sec 21: NW4 NW4, S2 SW4	480.00	n/a
K-012
K-012A	November 22, 2022	61/380	n/a	Zimmerman Realty	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a
K-012B	November 22, 2002	61/381	n/a	Arne K. Shute, widow and sole heir and devisee to the Estate of Preston B. Shutte, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a

K-012C	November 22, 2002	61/382	n/a	William T. Boutell, Jr., f/k/a William T. Boutell III, son and one of two heirs and devisees to the Estates of William T. Boutell, f/k/a William T. Boutell, Jr., and Jane W. Boutell, husband and wife, both deceased; William T. Boutell, Jr., f/k/a William T. Boutell, III, being one of two beneficiaries and distributees of the William T. Boutell Trust; and, William T. Boutell, Jr., f/k/a William T. Boutell, III, being one of five heirs and devisees to the Estate of Charlotte L. Boutell, f/k/a Charlotte B. Gasser, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a
K-012D	November 22, 2002	61/383	n/a	George W. Boutell, son and one of two heirs and devisees to the Estates of William T. Boutell, f/k/a William T. Boutell, Jr., and Jane W. Boutell, husband and wife, both deceased; George W. Boutell, being one of two beneficiaries and distributees of the William T. Boutell Trust; and, George W. Boutell, being one of five heirs and devisees to the Estate of Charlotte L. Boutell, f/k/a Charlotte B. Gasser, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a

K-012E	November 22, 2002	61/384	n/a	Jean B. Becker, daughter and one of two heirs and devisees to the Estate of Evelyn B. Boos, deceased; and, Jean B. Becker, one of five heirs and devisees to the Estate of Charlotte L. Boutell, f/k/a Charlotte B. Gasser, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a
K-012F	November 22, 2002	61/385	n/a	Joan P. Boos, widow and sole heir and devisee to the Estate of William B. Boos, deceased; William B. Boos, son and one of two heirs and devisees to the Estate of Evelyn B. Boos, deceased; and, William B. Boos, one of five heirs and devisees to the Estate of Charlotte L. Boutell, f/k/a Charlotte B. Gasser, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a

K-012G	November 22, 2002	61/386	n/a	Robert P. Berkey, Jr., son and sole heir and devisee to the Estate of Della B. Berkey, deceased; Robert P.Berkey, Jr., sole beneficiary and distributee of the Trust under the Last Will and Testament of Della B. Berkey, deceased; and, Robert P. Berkey, Jr., one of five heirs and devisees to the Estate of Charlotte L. Boutell, f/k/a Charlotte B. Gasser, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a
K-012H	November 22, 2002	61/387	n/a	James S. Archer, son and sole heir and devisee to the Estate of Martha Shute Huntington, a/k/a Martha Sandison Huntington, f/k/a Martha Shute Sandison Archer, Martha Sandison Archer and Martha M. Shute, deceased	REStana Oil & Gas, Inc.	23-34N-01W	W2 E2	160.00	n/a

K-013
K-013A	June 14, 1990	58/589	n/a	Penny Underdahl, as Trustee for J.W. Elliott, unlocated mineral owner, pursuant to proceedings in File No. 12905, District Court of Toole County, MT	REStana Oil & Gas, Inc.	23-34N-01W	E2 E2	160.00	n/a
K-013B	June 1, 1990	58/698	n/a	SLX Co., as general partnership	REStana Oil & Gas, Inc.	23-34N-01W	E2 E2	160.00	n/a
K-014
K-014	January 15, 2003	61/462	n/a	Ardis L. Potter	REStana Oil & Gas, Inc.	29-34N-02W	NE4	160.00	n/a
K-015
K-015A	January 15, 2003	61/463	n/a	Robert Scott Fifer	REStana Oil & Gas, Inc.	29-34N-02W	N2 NW4	80.00	n/a
K-015B	January 15, 2003	61/464	n/a	Barbara Fifer Rarick	REStana Oil & Gas, Inc.	29-34N-02W	N2 NW4	80.00	n/a
K-016
K-016	January 15, 2003	61/465	n/a	Byron H. Kluth, et al	REStana Oil & Gas, Inc.	29-34N-02W	SW4 NW4, NW4 SW4	80.00	n/a
K-017
K-017A	September 15, 2003	61/546	n/a	Joseph H. Heavey, Jr.	REStana Oil & Gas, Inc.	29-34N-02W	SE4 NW4, NE4 SW4, N2 SE4	160.00	n/a

K-017B	April 4, 2003	61/466	n/a	Robert O. Delp, et al	REStana Oil & Gas, Inc.	29-34N-02W	SE4 NW4, NE4 SW4, N2 SE4	160.00	n/a
K-018
K-018	August 22, 2003	61/536	n/a	Ronald B. Munson, et al	REStana Oil & Gas, Inc.	30-34N-02W	Lots 1, 2, E2 NW4, NE4, E2 SE4	394.79	n/a
K-019
K-019	March 18, 2005	61/755	n/a	Steen Alme, Inc.	KeeSun Corp.	35-34N-01W	E2	320.00	n/a
K-020
K-020	February 2, 2007	62/972	n/a	Eric C. Farmer, et al	KeeSun Corp.	08-33N-01W	SW4 SW4	40.00	n/a
							Total	12308.81	n/a

Leases conveyed by those certain Letter Agreements, all effective March 1, 2017 (the “Effective Date”), entered into by and between A. B. Energy LLC (“AB Energy”), as successor to Croft Petroleum Co, ("Croft") and Synergy Offshore LLC (“Synergy”), by and between Energy West Resources, Inc. (“Energy West”), and Synergy Offshore LLC (“Synergy”), and by and between Western Natural Gas Co. (“Western”), and Synergy Offshore LLC (“Synergy”), Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	Description	Gross Acres	Gross(Broken out)	Gross (True)
C-001
C-001	October 29, 1974	50/214	n/a	A.H. Blasé and Rose Blasé, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 10: S2 NE4, W2 SE4	160.00	160.00	160.00

C-002
C-002	July 18, 1979	52/851	n/a	William R. McNamer, Personal Representative of the Estate of Bruce McNamer, deceased	John A. Miller	Township 34 N, Range 2 W Sec 10: E2 SE4 Sec 11: W2 SW4	80.00 80.00	160.00	160.00
C-003
C-003A	May 5, 1978	52/296	n/a	Henry S. Alme and Irene Alme, H/W	John A. Miller	Township 34 N, Range 2 W Sec 14: N2	320.00	320.00	320.00
C-003B	May 22, 1978	52/306	n/a	A.H. Raymond and Lois Bailey Raymond, H/W	John A. Miller	Township 34 N, Range 2 W Sec 14: N2	320.00	320.00
C-004
C-004A	October 30, 1974	50/221	n/a	Glenn E. Moffatt and Mary M. Moffatt, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00	480.00
C-004B	October 30, 1974	50/220	n/a	Mary M. Benis	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004C	October 30, 1974	50/219	n/a	Ruth M. Johnson	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004D	October 30, 1974	50/216	n/a	Charles I. Moffatt and Bonnie Moffatt, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004E	October 30, 1974	50/211	n/a	F.A. Moffatt and Jean Moffatt, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00

C-004F	October 30, 1974	50/218	n/a	John H. Moffatt and Wilma Moffatt, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004G	October 30, 1974	50/222	n/a	Leo J. Moffatt and Georgia Moffatt. H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004H	October 30, 1974	50/217	n/a	Lloyd C. Moffatt	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-004J	October 30, 1974	50/230	n/a	R.D. Moffatt and Leota Moffatt, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 15: E2, W2 W2	480.00	480.00
C-005
C-005	1974* hole-punched through month and day.	50/215	n/a	Barry Lee Green and Suzette Green, H/W; Charles W. Green and May Green, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 10: SE4 SW4 Sec 15: E2 W2	40.00 160.00	200.00	200.00
C-006
C-006	October 21, 1975	50/629	n/a	Viola Riordan	John A. Miller	Township 34 N, Range 2 W Sec 14: SE4 Sec 23: NE4	160.00 160.00	320.00	320.00
C-007
C-007A	June 12, 1976	51/225	n/a	Henry S. Alme and Irene Alme, H/W	John A. Miller	Township 34 N, Range 2 W Sec 14: SW4 Sec 23: NW4	160.00 160.00	320.00	320.00

C-007B	August 19, 1975	50/515	n/a	Ervin H. Graese and Hildegarde A. Graese, H/W	John A. Miller	Township 34 N, Range 2 W Sec 14: SW4 Sec 23: NW4	160.00 160.00	320.00
C-007C	1975* hole-punched through month and day.	50/562	n/a	Selma Spieler Lexow	John A. Miller	Township 34 N, Range 2 W Sec 14: SW4 Sec 23: NW4	320.00	320.00
C-008
C-008A	March 24, 1978	52/244	n/a	Edith M. Clarkson	John A. Miller	Township 34 N, Range 2 W Sec 17: SE4 NW4, E2 SW4	120.00	120.00	120.00
C-008B	March 24, 1978	52/245	n/a	Florence M. Nelson	John A. Miller	Township 34 N, Range 2 W Sec 17: SE4 NW4, E2 SW4	120.00	120.00
C-009
C-009	May 6, 1977	51/735	n/a	Ernest H. Sager, individually, and as Executor the Estate of Lola M. Sager, deceased	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: N2 NW4, SW4 NW4, NW4 SW4	160.00	160.00	160.00
C-010
C-010A	June 16, 1976	51/594	n/a	Hazel B. Colby; Lester F. Colby and Dorothy S. Colby, H/W	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: SE4 NW4, NE4 SW4	80.00	80.00	80.00

C-010B	June 16, 1976	51/595	n/a	Laverne W. Colby and Leona E. Colby, H/W	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: SE4 NW4, NE4 SW4	80.00	80.00
C-010C	1976* hole-punched through month and day.	51/596	n/a	Dorothy A. Feltz	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: SE4 NW4, NE4 SW4	80.00	80.00
C-011
C-011A	September 13, 1976	51/378	n/a	H. Raymond Aslakson and Eleanor F. Aslakson, et al	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: E2	320.00	320.00	320.00
C-011B	October 27, 1976	51/598	n/a	P.J. Jacquemart, Personal Representative of the Estate of L.G. Roesner, deceased	Jerry L. Branch	Township 34 N, Range 2 W Sec 20: E2	320.00	320.00
C-012
C-012	June 15, 1977	51/785	n/a	Gem E. Cox, Personal Representative of the Estate of Edith Clare Cox, deceased	Jerry L. Branch	Township 34 N, Range 2 W Sec 21: N2 NW4, SW4 NW4	120.00	120.00	120.00
C-013
C-013	October 28, 1974	50/213	n/a	Jabez W. Rogers and Mary L. Rogers, H/W	Murphy Minerals Corp.	Township 34 N, Range 2 W Sec 22: N2, SE4	480.00	480.00	480.00
C-014

C-014A	July 15, 1974	50/261	n/a	Lois R. Bailey	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00	320.00
C-014B	December 26, 1974	50/247	n/a	P.J. Jacquemart, Administrator of the Estate of Frank B. Baker, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-014C	December 18, 1975	51/728	n/a	P.J. Jacquemart, Personal Representative of the Estate of S.E. Crow, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-014D	September 10, 1975	50/576	n/a	Harold R. Fischer	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-014E	September 15, 1975	50/571	n/a	Mabel Kloster	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-014F	July 15, 1975	52/779	n/a	Heirs of Ella Kowski, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-014G	July 15, 1974	50/363	n/a	Carl E. Steiger, et al	John J. Lyon	Township 34 N, Range 2 W Sec 27: N2	320.00	320.00
C-015
C-015	1974* hole-punched through month and day.	50/259	n/a	Roger D. Fowler and Norma Fowler, H/W; Allen J. Fowler and Joan Fowler, H/W	John J. Lyon	Township 34 N, Range 2 W Sec 27: S2 Sec 34: NW4, N2 SW4, W2 SE4	320.00 320.00	640.00	640.00
C-016

C-016	January 15, 2003	61/462	n/a	Ardis L. Potter	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: NE4	160.00	160.00	160.00
C-017
C-017A	January 15, 2003	61/463	n/a	Robert Scott Fifer	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: N2 NW4	80.00	80.00	80.00
C-017B	January 15, 2003	61/464	n/a	Barbara Fifer Rarick	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: N2 NW4	80.00	80.00
C-018
C-018	January 15, 2003	61/465	n/a	Byron H. Kluth, et al	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: SW4 NW4, NW4 SW4	80.00	80.00	80.00
C-019
C-019A	January 15, 2023	61/466	n/a	Robert O. Delp and Sylvia I. Delp, H/W	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: SE4 NW4, NE4 SW4, N2 SE4	160.00	160.00	160.00
C-019B	September 15, 2003	61/546	n/a	Joseph H. Heavey, Jr.	Restana Oil & Gas, Inc.	Township 34 N, Range 2 W Sec 29: SE4 NW4, NE4 SW4, N2 SE4	160.00	160.00
C-020
C-020	June 9, 1972	47/303	n/a	Roger D. Fowler and Norma Fowler, H/W; Allen J. Fowler and Joan Fowler, H/W	Emery Tower	Township 34 N, Range 2 W Sec 32: S2	320.00	320.00	320.00

C-021
C-021	June 9, 1972	47/315	n/a	Mary Evelin Curran	Emery Tower	Township 34 N, Range 2 W Sec 33: S2	320.00	320.00	320.00
C-022
C-022A	July 1, 1974	50/264	n/a	Laura Froemke	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00	320.00
C-022B	July 1, 1974	50/262	n/a	Annie Kiefert	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022C	July 1, 1974	50/266	n/a	Dorothy Lundvall	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022D	July 1, 1974	50/263	n/a	Alice Penberthy	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022E	July 2, 1976	51/253	n/a	P.J. Jacquemart, Personal Representative of the Estate of Alfred Wall, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022F	July 2, 1976	51/252	n/a	P.J. Jacquemart, Personal Representative of the Estate of Frank H. Wall, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00

C-022G	July 2, 1976	51/254	n/a	P.J. Jacquemart, Personal Representative of the Estate of Frank Wall, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022H	July 1, 1974	50/265	n/a	Herbert Wall	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022J	July 1, 1974	50/268	n/a	Edward J. Wall	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022K	July 2, 1976	50/267	n/a	P.J. Jacquemart, Personal Representative of the Estate of Marie Wall, deceased	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-022L	July 1, 1974	50/267	n/a	Charles F. Wendler and Patricia L. Wendler, H/W	John J. Lyon	Township 34 N, Range 2 W Sec 34: NW4, N2 SW4, W2 SE4	320.00	320.00
C-023
C-023	July 1, 1974	50/330	n/a	Lester Flesch, Trustee	John J. Lyon	Township 34 N, Range 2 W Sec 34: NE4, E2 SE4	240.00	240.00	240.00
C-024
C-024	July 15, 1974	50/329	n/a	Lester Flesch, Trustee	John J. Lyon	Township 34 N, Range 2 W Sec 35: NW4, N2 SW4	240.00	240.00	240.00
C-025

C-025	June 7, 1972	47/255	n/a	Pearl L. Gibler	Emery Tower	Township 34 N, Range 2 W Sec 35: W2 NE4, S2 SW4, SE4	320.00	320.00	320.00
C-026
C-026A	1990* hole-punched through month and day.	58/718	n/a	Victor E. Luedtke, a single man	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	320.00	320.00
C-026B	January 19, 1984	55/451	n/a	Russell S. Barger, a widower	Texaco, Inc.	Township 34 N, Range 1 W Sec 27: W2 NW4 Sec 28: NW4, S2 NE4	80.00 240.00	320.00
C-027
C-027	November 7, 1990	58/717	n/a	Dean Jones and Patricia Jones, H/W	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 W2 Sec 28: SE4, E2 SW4, NW4, S2 NE4	160.00 480.00	640.00	640.00
C-028
C-028	February 28, 1992	59/145	n/a	Somont Oil Company, Inc.	David B. Brown	Township 34 N, Range 1 W Sec 27: W2 SW4 Sec 28: SE4, E2 SW4	80.00 240.00	320.00	320.00
C-029

C-029	1991* hole-punched through month and day.	58/882	n/a	Potlatch Oil & Refining Co.	David B. Brown	Township 34 N, Range 1 W Sec 28: NE4 NE4	40.00	40.00	40.00
C-030
C-030A	December 4, 1990	58/733	n/a	Mildred L. Stimps	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	320.00	320.00
C-030B	December 4, 1990	58/732	n/a	Wallace L. Sauby	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	320.00
C-030C	December 4, 1990	58/766	n/a	Donald R. Sauby and Carol E. Sauby, H/W	David B. Brown	Township 34 N, Range 1 W Sec 33: W2	320.00	320.00
C-030D	March 7, 1991	58/821	n/a	Clerk of Court of Toole County, MT, as Trustee of Donald Livingston and/or Glen Livingston, unlocated mineral owners	Textana USA, Inc.	Township 34 N, Range 1 W Sec 33: W2	320.00	320.00
C-031
C-031	June 5, 1972	47/259	n/a	Lester Flesch and Helen Flesch, H/W	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, SW4, SW4 SE4 Sec 02: Lots 1, 2, 3, 4, S2 N2, S2 (All) Sec 03: N2 SE4, SE4 SE4 Sec 11: NE4 Sec 12: NW4 NE4	359.40 638.80 120.00 160.00 40.00	1318.20	1318.20

C-032
C-032A	June 5, 1972	47/261	n/a	Elizabeth A. Silberman	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40	559.40
C-032B	June 6, 1972	47/265	n/a	Mary L. Rogers	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40
C-032C	June 9, 1972	47/267	n/a	Dorothy M. Mitchell	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40

C-032D	June 5, 1972	47/269	n/a	Evelyn L. Kiefer	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40
C-032E	June 9, 1972	47/271	n/a	Gladys M. Dietrich	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40
C-032F	June 9, 1972	47/273	n/a	Margaret M. Theonnes	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40
C-032G	1972* hole-punched through month and day.	47/263	n/a	Stella I. Osborn	Emery Tower	Township 33 N, Range 2 W Sec 01: Lots 3, 4, S2 NW4, N2 SW4 Sec 02: SE4 Sec 11: NE4	239.40 160.00 160.00	559.40
C-033
C-033A	March 6, 1981	53/889	n/a	Victor A. Johnson and Eleanore Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00	160.00

C-033B	March 6, 1981	53/890	n/a	Ruth Michaelson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033C	March 6, 1981	53/891	n/a	Montana Krebsbach and Earl Krebsbach, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033D	1981* hole-punched through month and day.	53/892	n/a	Harwood Boggs	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033E	March 6, 1981	53/923	n/a	Cecil Brandvold	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033F	March 6, 1981	53/924	n/a	Gladys Haga and Arthur Haga, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033G	March 6, 1981	53/925	n/a	Margie Dolan	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033H	March 6, 1981	53/926	n/a	May Robinson and Charles Robinson, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033J	March 6, 1981	53/927	n/a	Margaret E. Doming and Bert Dorning, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033K	March 6, 1981	53/928	n/a	Florence Traiser	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033L	March 6, 1981	53/929	n/a	Lillian Wolfe	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033M	March 6, 1981	53/930	n/a	Thelma Hering	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033N	March 6, 1981	53/931	n/a	Sadie Westburg and Elmer Westburg, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033O	March 6, 1981	53/932	n/a	Evelyn Dolen and George Dolen, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033P	March 19, 1981	53/933	n/a	Alma Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033Q	March 19, 1981	53/914	n/a	Wanda L. Oster and Dwayne J. Oster, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033R	March 6, 1981	53/935	n/a	Alma Lillemon and John Lillemon, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033S	March 6, 1981	53/936	n/a	Leona Fowler and Russell Fowler, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033T	March 19, 1981	53/937	n/a	Donna Gail Johnson, aka Sister Mary David	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033U	March 6, 1981	53/918	n/a	Verla Christianson & Harold Christianson, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033V	March 6, 1981	53/939	n/a	Lloyd Nylander	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033W	March 31, 1981	53/967	n/a	Vivian S. Hall, Trustee	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033X	March 6, 1981	54/29	n/a	Alma Miller	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033Y	March 6, 1981	54/30	n/a	Ben H. Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033Z	March 7, 1981	54/31	n/a	Virginia Mason and Terry Mason, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033AA	March 6, 1981	54/32	n/a	Luella Nermyr and Glen A. Nermyr, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033BB	March 19, 1981	54/33	n/a	Kirby Johnson and Linda A. Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033CC	March 6, 1981	54/34	n/a	Dorothy Doris Brandvold	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033DD	March 6, 1981	54/35	n/a	Arlo C. Pretzger and Patti Pretzger, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033EE	March 6, 1981	54/36	n/a	John M. Hillerud	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033FF	March 27, 1981	54/37	n/a	Dianne Wolfe and Dallas Wolfe, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033GG	March 6, 1981	54/38	n/a	Almire E. Strate and Larry Strate, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033HH	March 19, 1981	54/39	n/a	Kay Schuler and David Schuler, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033JJ	March 6, 1981	54/86	n/a	Bonny Dolan	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033KK	March 6, 1981	54/87	n/a	Neoma B. Oldham	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033LL	March 6, 1981	54/88	n/a	Wallace E. Pretzger and Shari Pretzger, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033MM	April 9, 1981	54/142	n/a	Cheryl Wingerter and Roger Wingerter, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033NN	March 6, 1981	54/143	n/a	Leroy Johnson and Caroline Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033OO	March 6, 1981	54/144	n/a	Ernest Pretzger	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-033PP	March 10, 1981	54/145	n/a	Mae Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00

C-033QQ	March 27, 1981	54/146	n/a	Maureen Kautzman & Benjamin Kautzman	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 01: S2 SW4, SW4 SE4 Sec 12: NW4 NE4	120.00 40.00	160.00
C-034
C-034A	November 10, 1980	53/506	n/a	Victor A. Johnson and Eleanore Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80	318.80
C-034B	January 20, 1981	53/683	n/a	Ruth Michaelson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034C	February 19, 1981	53/819	n/a	Montana Krebsbach and Earl Krebsbach, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034D	1980*	53/485	n/a	Harwood Boggs	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034E	November 10, 1980	53/489	n/a	Cecil Brandvold	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034F	January 20, 1981	53/686	n/a	Gladys Haga and Arthur Haga, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80

C-034G	November 10, 1980	53/682	n/a	Margie Dolan	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034H	November 10, 1980	53/506	n/a	May Robinson and Charles Robinson, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034J	February 13, 1981	53/816	n/a	Margaret E. Doming and Bert Dorning, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034K	January 2, 1981	53/685	n/a	Florence Traiser	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034L	November 10, 1980	53/688	n/a	Lillian Wolfe	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034M	November 10, 1980	53/491	n/a	Thelma Hering	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034N	November 10, 1980	53/503	n/a	Sadie Westburg and Elmer Westburg, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034O	November 10, 1980	53/681	n/a	Evelyn Dolen and George Dolen, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80

C-034P	November 10, 1980	53/887	n/a	Alma Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034Q	1980*	53/886	n/a	Wanda L. Oster and Dwayne J. Oster, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034R	November 10, 1980	53/680	n/a	Alma Lillemon and John Lillemon, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034S	November 10, 1980	53/502	n/a	Leona Fowler and Russell Fowler, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034T	November 10, 1980	53/883	n/a	Donna Gail Johnson, aka Sister Mary David	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034U	November 10, 1980	53/509	n/a	Verla Christianson & Harold Christianson, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034V	November 10, 1980	53/492	n/a	Lloyd Nylander	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034W	February 19, 1981	53/734	n/a	Vivian S. Hall, Trustee	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80

C-034X	November 10, 1980	53/488	n/a	Alma Miller	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034Y	November 10, 1980	53/487	n/a	Ben H. Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034Z	November 10, 1980	53/684	n/a	Virginia Mason and Terry Mason, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034AA	November 10, 1980	53/815	n/a	Luella Nermyr and Glen A. Nermyr, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034BB	November 10, 1980	53/885	n/a	Kirby Johnson and Linda A. Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034CC	1980*	53/527	n/a	Dorothy Doris Brandvold	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034DD	November 10, 1980	53/687	n/a	Arlo C. Pretzger and Patti Pretzger, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034EE	December 16, 1980	53/817	n/a	John M. Hillerud	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80

C-034FF	November 10, 1980	53/942	n/a	Dianne Wolfe and Dallas Wolfe, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034GG	November 10, 1980	53/490	n/a	Almire E. Strate and Larry Strate, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034HH	November 10, 1980	53/884	n/a	Kay Schuler and David Schuler, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034JJ	November 10, 1980	53/507	n/a	Bonny Dolan	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034KK	November 10, 1980	53/526	n/a	Neoma B. Oldham	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034LL	November 10, 1980	53/505	n/a	Wallace E. Pretzger and Shari Pretzger, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034MM	November 10, 1980	54/40	n/a	Cheryl Wingerter and Roger Wingerter, W/H	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034NN	February 12, 1981	53/818	n/a	Leroy Johnson and Caroline Johnson, H/W	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80

C-034OO	November 10, 1980	53/504	n/a	Ernest Pretzger	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034PP	1980*	54/85	n/a	Mae Johnson	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-034QQ	November 10, 1980	53/941	n/a	Maureen Kautzman & Benjamin Kautzman	Sunburst Exploration, Inc.	Township 33 N, Range 2 W Sec 02: N2 (Lots 1-4, S2 N2)	318.80	318.80
C-035
C-035	June 6, 1972	47/251	n/a	Hazel Flesch	Emery Tower	Township 33 N, Range 2 W Sec 03: SW4 SW4	40.00	40.00	40.00
C-036
C-036	March 12, 1982	54/886	n/a	Hazel Flesch	Branch Oil & Gas	Township 33 N, Range 2 W Sec 03: NW4 SW4	40.00	40.00	40.00
C-037
C-037	May 21, 1981	54/104	n/a	Lester Flesch and Helen Flesch, H/W	Jerry L. Branch	Township 33 N, Range 2 W Sec 03: NE4 SW4	40.00	40.00	40.00
C-038
C-038	May 21, 1981	54/205	n/a	Harry E. Benjamin, Jr., et al	John A. Miller	Township 33 N, Range 2 W Sec 03: SW4 SE4, SE4 SW4	80.00	80.00	80.00

C-039
C-039	August 21, 1975	50/599	n/a	Amy S. McCale, a widow	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 1, 2, S2 NE4	159.52	159.52	159.52
C-040
C-040A	August 27, 1975	50/649	n/a	Kari Eide	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60	318.60
C-040B	May 6, 1976	51/157	n/a	James A. Nelson, Personal Representative of the Estate of Auslaug Epletveit, deceased	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60
C-040C	August 27, 1975	50/688	n/a	Lars Epletveit	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60
C-040D	August 27, 1975	50/648	n/a	Sveinung Epletveit	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60

C-040E	April 28, 1976	51/156	n/a	James A. Nelson, Personal Representative of the Estate of Sveinung S. Flom, deceased	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60
C-040F	August 27, 1975	50/650	n/a	Olaf E. Oland	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60
C-040G	August 27, 1975	50/651	n/a	Sveinung Oland	John A. Miller	Township 33 N, Range 2 W Sec 03: Lots 3, 4, S2 NW4 Sec 04: Lots 1, 2, SE4 NE4, NE4 SE4	159.36 159.24	318.60
C-041
C-041	August 21, 1975	50/507	n/a	Victor Lundin and Jennie Lundin, H/W	John A. Miller	Township 33 N, Range 2 W Sec 04: E2 SW4, S2 SE4	160.00	160.00	160.00
C-042

C-042	1972*	47/307	n/a	Victor Lundin and Jennie Lundin, H/W	Emery Tower	Township 33 N, Range 2 W Sec 04: S2 NW4, W2 SW4 Sec 05: Lot 1, SE4 NE4, E2 SE4 Sec 08: S2 NW4, N2 SW4, SE4	160.00	160.00	160.00
C-043
C-043	June 7, 1972	47/253	n/a	Mary E. English	Emery Tower	Township 33 N, Range 2 W Sec 10: NW4, W2 SW4	240.00	240.00	240.00
C-044
C-044A	June 17, 1972	47/285	n/a	Gordon F. Bruce and Kay Bruce, H/W	Emery Tower	Township 33 N, Range 2 W Sec 10: NE4 Sec 11: NW4	160.00 160.00	320.00	320.00
C-044B	June 17, 1972	47/287	n/a	Ronald A. Bruce and Fern Bruce, H/W	Emery Tower	Township 33 N, Range 2 W Sec 10: NE4 Sec 11: NW4	160.00 160.00	320.00
C-044C	June 17, 1972	47/289	n/a	Fern Wolverton	Emery Tower	Township 33 N, Range 2 W Sec 10: NE4 Sec 11: NW4	160.00 160.00	320.00
C-045
C-045	June 21, 1977	51/888	n/a	Regine A. Hoag, a woman, and CeJan Corp.	Jerry L. Branch	Township 33 N, Range 2 W Sec 11: SW4	160.00	160.00	160.00

C-046
C-046	February 14, 1981	53/747	n/a	Harwood H. Boggs	Branch Oil & Gas	Township 33 N, Range 2 W Sec 11: SE4 Sec 12: SW4	160.00 160.00	320.00	320.00
C-046	February 14, 1981	53/751	n/a	Alma Miller and Ben H. Johnson	Branch Oil & Gas	Township 33 N, Range 2 W Sec 11: SE4 Sec 12: SW4	160.00 160.00	320.00
C-047
C-047	September 17, 1979	53/11	n/a	Eleanor Geist Redder	John A. Miller	Township 33 N, Range 2 W Sec 12: NW4	160.00	160.00	160.00
C-048
C-048	September 17, 1979	52/902	n/a	Lester Flesch, Trustee	John A. Miller	Township 33 N, Range 2 W Sec 14: W2	320.00	320.00	320.00
C-049
C-049A	September 29, 1974	50/286	n/a	Montana District Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	160.78	160.78
C-049B	September 29, 1974	50/306	n/a	General Council of the Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	160.78
C-049C	September 29, 1974	50/206	n/a	A.W. Morton and Eunice E. Morton, H/W	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 1, 2, S2 NE4	160.78	160.78

C-050
C-050A	September 29, 1974	50/233	n/a	General Council of the Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	473.01	473.01
C-050B	September 29, 1974	50/207	n/a	A.W. Morton and Eunice E. Morton, H/W	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	473.01
C-050C	1974*	50/241	n/a	Montana District Assemblies of God	John A. Miller	Township 33 N, Range 1 W Sec 06: Lots 3, 4, 5, 6, 7, SE4 NW4, E2 SW4, SE4	473.01	473.01
C-051
C-051	May 1, 1975	not recorded with county	n/a	Federal Lease MTM-31331	Marie Trust	Township 34 N, Range 2 W Sec 35: E2 NE4	80.00	80.00	80.00
C-052
C-052	April 1, 1976	not recorded with county	n/a	Federal Lease MTM-33581	Rhoda Sabsevitz	Township 34 N, Range 2 W Sec 28: W2 NE4, NE4 NW4 Sec 34: S2 SW4	120.00 80.00	160.00	160.00

C-053
C-053	November 1, 1980	not recorded with county	n/a	Federal Lease MTM-80505	Texaco, Inc.	Township 34 N, Range 1 W Sec 28: NW4 NE4, W2 SW4	120.00	120.00	120.00
C-054
C-054	November 1, 1981	54/720	n/a	Federal Lease MTM-50742	Burton/Hawks, Inc.	Township 34 N, Range 2 W Sec 28: SE4 SE4 Sec 33: E2 NE4	40.00 80.00	120.00	120.00
C-055
C-055	1977*	52/64	n/a	Federal Lease MTM-37937	Howard W. Ukele	Township 34 N, Range 2 W Sec 28: SW4 SE4 Sec 33: W2 NE4, S2 NW4	40.00 160.00	200.00	200.00

						Total		52955.89	14268.31

Leases conveyed by that certain Letter Agreement effective July 1, 2017 (the “Effective Date”), entered into by and between Ranck Oil Company, Inc. (“ROC”) and Commercial Energy of Montana Inc. (“CEM”), and Synergy Offshore LLC (“Synergy”), Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	Description	Gross Acres
R-001

R-001	December 23, 2003	61/612	n/a	M. Brad Bennett & Longhorn Partners	Millenium Oil & Gas	Township 34 N, Range 1 W Sec 22: SW4, N2 SE4	240.00
R-002
R-002	March 5, 1979	52/698	n/a	Potlatch Oil & Refining Co.	Texaco Inc.	Township 34 N, Range 1 W Sec 22: NW4	160.00
R-003
R-003	December 23, 2003	61/611	n/a	M. Brad Bennett & Longhorn Partners	Millenium Oil & Gas	Township 34 N, Range 1 W Sec 22: N2 NE4, SE4 NE4, N2 SW4 NE4, SE4 SW4 NE4	150.00
R-004
R-004	October 3, 1990	58/696	n/a	Edna K. Betts, f/k/a Edna K. Curtis, and William C. Betts, wife and husband, and Carlton W. Konrad, a/k/a C.W. Konrad	REStana Oil & Gas, Inc.	Township 34 N, Range 1 W Sec 10: S2 SW4	80.00
R-005
R-005	February 22, 1985	56/59	n/a	Penny Underdahl, Clerk of Court of Toole County, MT	Cavalier Petroleum, Inc.	Township 34 N, Range 1 W Sec 27: S2 NE4	80.00
R-006
R-006	March 21, 1984	55/618	n/a	Beth Collier and Travis Collier	Cavalier Petroleum, Inc.	Township 34 N, Range 1 W Sec 27: N2 NE4	80.00
R-007
R-007	November 1, 1980	55/329	n/a	United States of America	Texaco Inc.	Township 34 N, Range 1 W Sec 21: SW4 SE4	40.00
R-008

R-008A	August 23, 1979	52/889	n/a	Glenn E. Moffatt, et ux	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008B	August 25, 1979	52/924	n/a	E.A. Moffatt	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008C	August 25, 1979	52/925	n/a	Leo J. Moffatt, et ux	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008D	August 25, 1979	52/893	n/a	Ruth N. Johnson, et vir	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09

R-008E	August 25, 1979	52/892	n/a	John H. Moffatt, et ux	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008F	August 25, 1979	52/891	n/a	R.D. Moffatt, et ux	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008G	August 25, 1979	52/890	n/a	Mary M. Bemis, et vir	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-008H	August 25, 1979	52/923	n/a	Charles L. Moffatt, et ux	Spectrum Resources, Inc.	Township 34 N, Range 1 W Sec 19: Lots 3 & 4, E2 SW4 & Township 34 N, Range 2 W Sec 25: N2 N2	315.09
R-009

R-009	April 11, 1974	50/188	n/a	Jabez W. Rogers, et ux	John A. Miller	Township 34 N, Range 1 W Sec 19: E2	320.00
R-010
R-010A	April 14, 1975	50/392	n/a	Bernice Marmont Wilkins	Texaco Inc.	Township 34 N, Range 2 W Sec 25: S2 N2 Sec 26: NE4	320.00
R-010B	April 14, 1975	50/421	n/a	Marshall W. Marmont, et ux	Texaco Inc.	Township 34 N, Range 2 W Sec 25: S2 N2 Sec 26: NE4	320.00
R-010C	April 14, 1975	50/422	n/a	John S. Marmont, et ux	Texaco Inc.	Township 34 N, Range 2 W Sec 25: S2 N2 Sec 26: NE4	320.00
R-010D	April 14, 1975	50/489	n/a	Gyla M. Smith	Texaco Inc.	Township 34 N, Range 2 W Sec 25: S2 N2 Sec 26: NE4	320.00
R-010E	April 14, 1975	50/420	n/a	Virginia Scheffer, et vir	Texaco Inc.	Township 34 N, Range 2 W Sec 25: S2 N2 Sec 26: NE4	320.00
R-011
R-011	April 11, 1974	50/228	n/a	Margaret M. Theonnes, et al	John A. Miller	Township 34 N, Range 2 W Sec 25: S2 Sec 26: S2	640.00
R-012
R-012	May 23, 1921	2/474	n/a	James Adams, et ux	Kenneth G. Luke	Township 34 N, Range 1 W Sec 20: NE4	160.00

R-013
R-013A	January 5, 1998	60/280	n/a	Regina Kopseng	John A. Miller, Jr.	Township 34 N, Range 2 W Sec 24: S2 S2 SE4, S2 N2 S2 SE4	50.00
R-013B	January 5, 1998	60/281	n/a	Leslye A. Young	John A. Miller, Jr.	Township 34 N, Range 2 W Sec 24: S2 S2 SE4, S2 N2 S2 SE4	50.00

						Total	6170.72

Federal and State Leases held by Synergy Offshore LLC (“Synergy”) in Toole County, MT

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	S/T/R	Description	Gross Acres	Gross (Broken Out)	Net Acres
M-001
M-001	December 5, 2017		OG-43523-17	State of Montana	SOG Resources	16-34N-01W	W2 W2, SE4 NW4, E2 SW4 all formations and NE4 NW4 including all formations except the Madison Group	320.00	320.00	n/a
M-002

M-002A	September 1, 2020	OG-43941-20A	State of Montana	SOG Resources	16-34N-01W	E2 below the base of the Madison Group to the base of the Three Forks formation	320.00	640.00	n/a
M-002B	September 1, 2020	OG-43941-20B	State of Montana	SOG Resources	16-34N-01W	E2, below the base of the Three Forks formation	320.00	640.00	n/a
M-003
M-003	September 5, 2018	OG-43631-18A	State of Montana	SOG Resources	36-34N-01W	S2 NE4, N2 SE4 below the base of the Three Forks formation (says Three Forks on title page, says "below the base of the Mission Canyon formation" on lease page.)	160.00	160.00	n/a
M-004
M-004	September 5, 2018	OG-43632-18A	State of Montana	SOG Resources	36-34N-01W	N2 NW4, SW4 NW4, S2 SE4 NW4, W2 NE4 SW4 below the base of the Three Forks formation - title page seen above, lease states "below the base of the Mission Canyon formation."	160.00	160.00	n/a
M-005

M-005	December 4, 2018	Bk 65 / Pg 232	OG-43659-18	State of Montana	Farleigh Oil Properties	07-34N-02W	Lot 4, SE4 SW4 below the base of the Mission Canyon formation.)	76.53	76.53	n/a
M-006
M-006	December 3, 2019		OG-43849-19A	State of Montana	Tom E. Swanson	15-33N-02W	E2 below the base of the Three Forks formation - title page seen above, lease states "Below the base of the Swift Formation to the Base of the Three Forks Formation."	320.00	320.00	n/a
M-007
M-007A	December 3, 2019		OG-43852-19A	State of Montana	Tom E. Swanson	16-34N-02W	All of section below the base of the Three Forks formation -title page reads above, lease reads "below the base of the Reirdon Formation to the base of the Three Forks Formation."	640.00	640.00	n/a
M-007B	March 1, 2022		OG-44075-22	State of Montana	SOG Resources	16-34N-02W	ALL of section below the base of the Three Forks formation	640.00	640.00	n/a
M-008

M-008	December 4, 2018	Bk 65 / Pg 233	OG-43660-18	State of Montana	Farleigh Oil Properties	18-34N-02W	Lot 1, NE4 NW4 below the base of the Mission Canyon formation	76.64	76.64	n/a
M-009
M-009	December 3, 2019		OG-43853-19A OG-43853-19B	State of Montana	SOG Resources	21-34N-02W	SE4 NW4, NW4 NE4, N2 S2, SE4 SE4, SW4 SW4, below the base of the Three Forks Formation. Township 34 N, Range 2 W Sec 21: SE4 NW4, NW4 NE4, N2 S2, SE4 SE4, SW4 SW4, below the base of the Reirdon formation to the base of the Three Forks Formation.	320.00 320.00	640.00	n/a
M-010

M-010	December 3, 2019	OG-43854-19A OG-43854-19B	State of Montana	SOG Resources	28-34N-02W	NW4 NW4, S2 NW4, E2 NE4, N2 SE4, NE4 SW4 below the base of the Three Forks formation NW4 NW4, S2 NW4, E2 NE4, N2 SE4, NE4 SW4, below the base of the Reirdon formation to the base of the Three Forks formation	320.00	640.00	n/a
M-011
M-011	September 1, 2020	OG-43940-20A OG-43940-20B	State of Montana	SOG Resources	07-34N-01W	Lots 1, 2, E2 NW4, E2 SE4 below the base of the Madison Group to the base of the Three Forks formation Township 34 N, Range 1 W Sec 7: Lots 1, 2, E2 NW4, E2 SE4, below the base of the Three Forks formation	234.02	468.04	n/a
M-012

M-012	September 1, 2020	OG-43942-20A OG-43942-20B	State of Montana	SOG Resources	36-34N-02W	All of section below the base of the Reirdon formation to the base of the Three Forks formation Township 34 N, Range 2 W Sec 36: All, below the base of the Three Forks formation	640.00	1280.00	n/a
M-013
M-013	December 4, 2018	OG-43658-18	State of Montana	Farleigh Oil Properties	08-34N-01W	W2 SW4 below the base of the Mission Canyon formation	80.00	80.00	n/a

Lease ID	Lease Date	Recording Bk/Pg	Lease Number	Lessor	Lessee	Description	Gross Acres	Net Acres
F-001
F-001	February 1, 2019	n/a	Serial Number MTM 110879	United States Dept of the Interior Bureau of Land Management	Farleigh Oil Properties	Township 34 N, Range 2 W Sec 2: SE4 NE4 Sec 3: S2 SW4, SW4 SE4 Sec 4: Lots 3, 4 Sec 4: SE4 NW4, NW4 SE4, S2 SE4 Sec 9: E2 NE4, N2 SE4 Sec 10: NW4 NE4, NW4, N2 SW4 Sec 13: NW4	1000.17	n/a

F-002
F-002	February 1, 2019	n/a	Serial Number MTM 110880	United States Dept of the Interior Bureau of Land Management	Farleigh Oil Properties	Township 34 N, Range 2 W Sec 5: Lots 1, 2, 3, 4 Sec 5: S2 NE4, S2 NW4 Sec 6: Lots 1, 2, 3, 4, 5, 6, 7 Sec 6: S2 NE4, SE4 NW4, NE4 SW4, SE4 Sec 17: W2 SW4, SE4 Sec 31: SE4 SE4	1182.92	n/a

						TOTAL	2183.09

End of Exhibit “A”

EXHIBIT “B”

(Easements and Wells)

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

API	Well Name	Well Num.	Lease Name	Operator Company Name	County/Parish	State	Field
25-101-24273	KIEFER FARMS 1	1	KIEFER FARMS 1	SYNERGY OFFSHORE	TOOLE (MT)	MONTANA	WILDCAT TOOLE
25-101-24271	KOEPKE FARMS 1	1	KOEPKE FARMS 1	SYNERGY OFFSHORE	TOOLE (MT)	MONTANA	WILDCAT TOOLE

B-1

EXHIBIT “C”

(Mineral Interests)

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

FEE ID	Landowner	Assignment Doc	Recorded	Bk/Pg	S/T/R	Legal Description	Gross
MI-001	Carolyn Deuble Crowley	Mineral Deed	11/14/2016	102/854	17-34N-01W 18-34N-01W	N2 NW4, SE4 NW4 NE4, Toole County, MT	280.00
MI-002	John H. Deuble	Mineral Deed	11/14/2016	102/853	17-34N-01W 18-34N-01W	N2 NW4, SE4 NW4 NE4, Toole County, MT	280.00

C-1

EXHIBIT “D”

(Existing Contracts)

SEE ATTACHED

D-1

EXHIBIT “E”

(Joint Operating Agreement)

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

A.A.P.L. Form 610 – 1989 Model Form Operating Agreement Horizontal Modifications and Article XVI Special Provisions attached hereto.

E-1

EXHIBIT “F”

[RESERVED]

F-1

EXHIBIT “G”

[RESERVED]

G-1

EXHIBIT “H”

(Assignment)

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

State of Montana

Counties of Toole and Glacier

PARTIAL ASSIGNMENT AND BILL OF SALE

This Partial Assignment and Bill of Sale (the “Assignment”) dated effective as of [insert Closing Date] (the “Effective Date”), is entered into by and between Synergy Offshore LLC, a Texas limited liability company, whose address is 9821 Katy Freeway, Suite 805, Houston, Texas 77024 (“Assignor”) and U.S. Energy Corp., a Delaware corporation, whose address is 1616 S. Voss, Houston, Texas 77057 (“Assignee”).

WHEREAS, Assignor currently owns interests in those certain oil and gas leases, letter agreements, and wells listed on Exhibit “A” together with appurtenant equipment and personal property rights and interests (collectively, the “Properties”); and

WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Properties to Assignee, subject to retaining an undivided twenty percent (20%) of the revenue interest, working interest and ownership therein (the “Seller Retained Interest”).

NOW THEREFORE, for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee an undivided eighty percent (80.00%) percent of all of Assignor’s right, title and interest in and to the Properties (the “Assigned Interest”).

TO HAVE AND TO HOLD the Assigned Interest in the Properties unto Assignee, its successors and assigns, forever, subject to the following terms and conditions:

1.    SPECIAL WARRANTY. ASSIGNOR AGREES TO WARRANT AND DEFEND TITLE TO THE ASSIGNED INTEREST IN THE PROPERTIES UNTO ASSIGNEE AGAINST THE CLAIMS AND DEMANDS OF ALL PERSONS CLAIMING BY, THROUGH OR UNDER ASSIGNOR, FOR THE PERIOD OF ONE YEAR FROM THE DATE OF EXECUTION OF THIS ASSIGNMENT. TO THE EXTENT THAT THEY ARE ASSIGNABLE, ASSIGNOR ASSIGNS ALL RIGHTS UNDER WARRANTIES AND REPRESENTATIONS OF ITS PREDECESSORS IN TITLE INSOFAR AS THEY APPLY TO THE ASSIGNED INTEREST IN THE PROPERTIES.

2.    Subject to Purchase and Sale Agreement and Participation Agreement. This Assignment is expressly made subject to that certain Purchase and Sale Agreement (the “PSA”), that certain Participation Agreement and that certain Joint Operating Agreement (the “JOA”), all effective as of ________, 2025, entered into by and between Assignor and Assignee. The PSA and Participation Agreement each contain certain representations, warranties, covenants and agreements between Assignor and Assignee, some of which survive the delivery of this Assignment, as provided for therein and shall not be merged into this Assignment or be otherwise negated by the execution or delivery of this Assignment. This Assignment shall not be construed to amend the PSA or the Participation Agreement or vary the rights or obligations of either Assignor or Assignee from those set forth in the PSA and/or the Participation Agreement. In the event of any conflict between this Assignment and the PSA, the terms of the PSA shall control. In the event of any conflict between this Assignment and the Participation Agreement, the terms of the Participation Agreement shall control. Any defined term used herein but not otherwise defined shall have the meaning ascribed to such term in the PSA or the Participation Agreement, as the case may be. Article XVI of the JOA provides certain rights of Assignor and Assignee to join in agreements (or cause a Party to be joined into agreements) to convey the Assigned Interests and Seller Retained Interests to third parties (“Preferential, Tag and Drag Rights”). Such Preferential, Tag and Drag rights are binding on the successors and assigns to Assignor’s interest in the Seller Retained Interests and Assignee’s interest in the Assigned Interests, respectively.

3.    Carried Working Interest. Assignee’s Seller Reserved Interest in the PSA is a “Carried Working Interest,” whereunder Assignee shall cover, pay for one hundred percent (100%) of Seller Costs attributable to the Seller Reserved Interest during the Carry Period. The “Carry Period” is the Effective Date of this Assignment through the date that is the earlier of (i) seventy-eight (78) months thereafter; or (ii) the date the Seller Costs attributable to the Seller Reserved Interest total the Carry Amount as defined in the PSA.

4.    Personal Property and Equipment. ALL WELLS AND RELATED LEASEHOLD EQUIPMENT, FIXTURES AND PERSONAL PROPERTY OR ANY KIND ASSIGNED HEREBY AS PART OF THE PROPERTIES ARE ASSIGNED WITHOUT WARRANTY OR REPRESENTATION AS TO THEIR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMANCE WITH MODELS OR SAMPLES OF MATERIALS. ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, CHARACTER OR NATURE, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE CONDITION, QUALITY OR QUANTITY THEREOF, INCLUDING (BUT NOT LIMITED TO) ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMANCE WITH MODELS OR SAMPLES OF MATERIALS, AND OTHER WARRANTIES OTHERWISE PROVIDED FOR BY LAW, ARE EXPRESSLY DISCLAIMED AND NEGATED; AND ALL SUCH WELLS, LEASEHOLD EQUIPMENT, FIXTURES AND PERSONAL PROPERTY ARE ASSIGNED BY ASSIGNOR AND ACCEPTED BY ASSIGNEE “AS IS, WHERE IS,” WITH ALL FAULTS AND DEFECTS, WHETHER KNOWN OR UNKNOWN. ADDITIONALLY, ASSIGNEE ACKNOWLEDGES AND STIPULATES THAT IT IS AWARE THAT THE LANDS COMPRISING THE PROPERTIES HAVE BEEN UTILIZED FOR THE EXPLORATION, DEVELOPMENT AND PRODUCTION OF HYDROCARBONS AND THAT THERE MAY BE OR MAY HAVE BEEN SPILLS OR BURIAL OF CRUDE OIL, PRODUCED WASTE (INCLUDING SALT WATER AND NATURALLY OCCURRING RADIOACTIVE MATERIAL) OR OTHER MATERIALS ON THE PROPERTIES. ASSIGNEE HEREBY RELEASES AND DISCHARGES ASSIGNOR FROM, AND AGREES TO PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS ASSIGNOR AND SELLER GROUP FROM AND AGAINST, ANY AND ALL DAMAGES, CLAIMS, CAUSES OF ACTION, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES OF ANY KIND OR CHARACTER (INCLUDING, WITHOUT LIMITATION, ATTORNEY’S FEES AND COSTS OF LITIGATION AND/OR ALTERNATIVE DISPUTE RESOLUTION), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE OUT OF OR BE CONNECTED IN ANY WAY WITH THE PHYSICAL OR ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO.

5.    Further Assurances. From and after the date hereof, Assignor and Assignee shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders, and other documents, and do such other and future acts and things as may be reasonably necessary to more fully and effectively grant, convey, and assign the Assigned Interest in the Properties to Assignee and complete the transactions provided for under the PSA, the Participation Agreement and this Assignment.

6.    Recording. Assignee shall record an executed copy of this Assignment in the relevant counties’ official records. In lieu of recording this Assignment in its entirety, Assignee may record a memorandum of this Assignment in a form mutually acceptable to Assignor and Assignee.

7.    Choice of Law and Venue. Insofar as permitted by otherwise applicable law, this Assignment and all matters related thereto or to the PSA or Participation Agreement shall be governed by and construed under the laws of the State of Texas (without regard to conflict of law provisions thereof that would apply the provisions of the laws of another jurisdiction, provided, however that with regard to the construction and enforcement of this Assignment and any title to the Assigned Interests or to Seller’s Retained Interest in the Properties, the laws of the State of Montana shall apply. Any claims, disputes or suits (“Disputes”) under this Assignment shall be brought in and litigated exclusively in state or federal courts residing in Harris County, Texas. The Parties consent to the exclusive jurisdiction and venue in such courts for such purposes.

8.    WAIVER OF RIGHTS TO JURY TRIAL. In any dispute arising out of this Assignment the Parties agree that they hereby waive all rights to trial by jury.

9.    Successors and Assigns. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns, including without limitation the application of the Carried Working Interest under the PSA and the Participation Agreement and the obligations of the Assignee with regard thereto.

10.    Counterpart Execution. This Assignment may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument. Assignee, the party recording this Assignment, is authorized to detach original signature and acknowledgment pages from one counterpart hereof and attach same to any other counterpart hereof for purposes of recording the Assignment.

IN WITNESS WHEREOF, this Assignment has been executed by the parties hereto effective as of the Effective Date.

ASSIGNOR:

SYNERGY OFFSHORE LLC

By:         /s/ Duane King
Name:    Duane King
Title:      CEO

ASSIGNEE:

U.S. Energy Corp.

By:         /s/ Ryan Smith
Name:    Ryan Smith
Title:      President and Chief Executive Officer

STATE OF COLORADO         )

COUNTY OF DENVER         )

The foregoing instrument was acknowledged before me on this ______ day of _______, 2025, by __________, as ___________ for Synergy Offshore LLC, a Texas limited liability company, on behalf of such corporation.

(SEAL)

__________________________________________

Notary Public in and for the State of Texas

My Commission Expires:

STATE OF TEXAS         )

COUNTY OF HARRIS         )

The foregoing instrument was acknowledged before me on this ______ day of _______, 2025, by __________, as ___________ for U.S. Energy Corp., a Delaware corporation, on behalf of such corporation.

(SEAL)

__________________________________________

Notary Public in and for the State of Texas

My Commission Expires:

EXHIBIT A TO ASSIGNMENT

(Properties)

Attached to and made a part of that Assignment dated January 7, 2025 by and between Synergy Offshore LLC, and U.S. Energy Corp.

[All Leases, Wells and Letter Agreements listed here.]

EXHIBIT “I”

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2025 by and between U.S. Energy Corp. and Synergy Offshore LLC.

Affidavit of Non-Foreign Status

December 31, 2024

Section 1445 of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations promulgated thereunder (the “Treasury Regulations”) provide that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. federal income tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform U.S. Energy Corporation, a Delaware Corporation (“Transferee”), that withholding of tax is not required upon the disposition by SYNERGY OFFSHORE LLC, “Transferor”), of certain assets pursuant to that certain Purchase and Sale Agreement, dated January __, 2025, by and between Transferee and Transferor, the undersigned hereby certifies pursuant to this Affidavit of Non-Foreign Status (“Affidavit”) to Transferee, for purposes of Section 1445 of the Code, that:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in Sec. 1.1445-2(b)(2)(iii);

3.	Transferor’s U.S. employer identification number is [___________]; and

4.	Transferor's office address is:

1401 Lake Plaza Dr, Spring, TX 77389

Spring, TX 77389

Transferor understands that this certificate may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this Affidavit and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have the authority to sign this Affidavit on behalf of Transferor.

Synergy Offshore LLC

By: /s/ Duane King

I-1

EXHIBIT “J”

Attached to and made a part of that Purchase and Sale Agreement dated January 7, 2024 by and between U.S. Energy Corp. and Synergy Offshore LLC.

PARTICIPATION AGREEMENT

This Participation Agreement (this “Participation Agreement”) is entered into January 7, 2024 (the “Closing Date”), by and between U.S. Energy Corp., a Delaware corporation, whose address is 1616 S. Voss, Houston, Texas 77057 (“USEG”) and Synergy Offshore LLC, a Texas corporation, whose address is 9821 Katy Freeway, Suite 805, Houston, Texas 77024 (“Synergy”). USEG and Synergy are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, USEG and Synergy concurrently herewith, have entered into a Purchase and Sale Agreement of even date herewith (the “PSA”) under which USEG acquired an undivided eighty percent (80.0%) of Synergy’s right, title and interest in and to certain assets, including but not limited to, oil and gas leases and appurtenant personal property and equipment (the “Assets”) situated in the State of Montana and the Parties covenant and agree that any capitalized terms not defined herein shall have the meaning ascribed to them in the PSA;

WHEREAS, the Parties contemplate that Production from the Assets may include oil, natural gas, and other gases, liquids and the products of the foregoing, including without limitation, helium, and

WHEREAS, the Parties are entering into this Participation Agreement in order to establish certain rights and obligations between the Parties with respect to the Assets, the area surrounding the Assets and the Production.

NOW THEREFORE, for the mutual benefits and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the following terms and conditions:

1.         The Carried Working Interest. Under the terms of the PSA and the JOA, USEG shall cover and pay for 100% of Seller Costs attributable to the Seller Reserved Interest during the Carry Period. LOE shall not be included in Seller Costs and shall be accounted for in accordance with Exhibit “C” of the JOA. During the Carry Period, Synergy’s share of LOE shall be netted against Synergy’s share of revenue pursuant to the JOA. In the event that there is not sufficient revenue to cover LOE during a particular month, then during the Carry Period, any negative LOE will be carried forward to the next operating month and offset against future net revenue until the cumulative negative LOE is fully offset. Prior to the receipt of first revenues from the Assets, USEG shall have the option to treat all or any portion of the negative LOE amount as Seller Costs. Following expiration of the Carry Period, Synergy shall be liable for all costs and expenses attributable to its working interests as such working interest is set forth on Exhibit “A” to the JOA. The Carried Working Interest shall expire at the end of the Carry Period. Seller Costs relating to the Assets shall be deducted from the Carry Amount such that the total amount to be paid by USEG on behalf of Synergy as a Carried Working Interest relating to the Assets shall not exceed $20,000,000. During the Carry Period, Synergy shall have no rights to require any expenditures by USEG that would be considered Seller Costs, including the acquisition of any AMI Interests under this agreement, nor shall USEG at any time have any obligation to settle in cash or other value any unexpended Carry Amount; provided, however, that in the event any of the Carry Amount remains and has not been applied to Seller Costs as of seventy-eight (78) months after the Closing Date; Seller shall be entitled to apply any such remaining amounts toward any Seller Costs for which AFE’s are outstanding as of such date, even if payment for same is not due prior to such date.

2.           Area of Mutual Interest. Effective upon Closing, USEG and Synergy shall be subject to an area of mutual interest (the “AMI”) covering all of the Township and Range 34N-1W, 34N-2W, 33N-1W, 33N-2W, 35N-1W and 35N-2W. In the event that a Party (“Acquiring Party”) acquires on or before the date that is seventy-eight (78) months after the Closing Date (the “AMI Term”), any rights or real property or personal property interest(s) under any lease, deed, assignment, letter agreement or other instrument covering the AMI Lands (individually, an “AMI Interest” and collectively, the “AMI Interests”), it shall notify the other Party (“Electing Party”) within ten (10) days following such acquisition (an “AMI Notice”), including in such notice a true and complete copy of any such lease, deed, assignment, letter agreement or other instrument, together with the amount of bonus or other consideration paid by the Acquiring Party to acquire it. During the AMI Term, Synergy shall not directly or indirectly acquire or negotiate the acquisition of any AMI Interests, other than those acquired from USEG pursuant to this Section 2, without USEG’s prior written consent.

Any interest within the AMI Lands acquired by USEG from Wavetech Helium, Inc., Tom Swanson or any other party pursuant to that certain Agreement by and between Falcon Energy Partners, LLC, Tom and Jo Swanson Trust, and Zana Resources, LLC and Wavetech Helium, Inc. dated effective February 8, 2022, or that certain Purchase and Sale Agreement for Farmout Assignment by and between U.S. Energy Corp. and Wavetech Helium, Inc. dated June 26, 2024, or that certain letter agreement by and between Wavetech Helium, Inc. and Tom E. Swanson dated June 26, 2024 (individually a “Wavetech Agreement”, and collectively, the “Wavetech Agreements”), including any lease renewals or revisions, extensions, top leases,or similar amendments that do not increase the areal extent of any lands covered by any of the Wavetech Agreements shall not be considered an AMI Interest and Synergy shall have no right hereunder to participate in any acquisition thereof by USEG, or assignment thereof to USEG.

Upon receipt of the AMI Notice, the Electing Party shall have fifteen (15) days to notify the Acquiring Party in writing of its election to acquire an undivided interest in the Acquiring Party’s right, title and interest in the AMI Interest and pay its proportionate share of the cost to acquire such AMI Interest. If USEG is the Electing Party, such undivided interest shall be eighty percent (80.0%). In the event Synergy is the Electing Party, such undivided interest shall be twenty percent (20.0%). Upon receipt of an election, the Parties shall as soon as practicable execute any necessary instruments or agreements to transfer to the Electing Party its share of the AMI Interest. In the event Synergy is the Electing Party, and the acquisition takes place during the Carry Period, the costs of acquiring its percentage of the AMI Interests shall be included in the Seller Costs as defined in the PSA, subject to the Carried Working Interest. In the event Synergy is the Electing Party, and the acquisition takes place after expiration of the Carry Period, the costs of acquiring its percentage of the AMI Interests shall be borne by Synergy.

To the extent Synergy does not elect to participate in any acreage acquired by USEG within the AMI, Synergy shall not be entitled to participate in any future acquisitions or drilling in any section in or immediately offsetting the section or sections that Synergy elected not to participate in. For clarity, the AMI shall not include any interests in surface acreage, surface leases, easements, right of ways, processing plants, processing facilities, pipelines moving Production or other substances to or from processing plants or facilities, or similar interests or assets used for processing of Production.

3.           Operator’s Maintenance of AMI Interests. USEG will, during the Carry Period, use commercially reasonable efforts to maintain the existing leases and agreements owned by the parties covering and pertaining to the AMI Lands.

4.           Drilling Commitment. USEG shall commence after the Closing Date and on or before eighteen (18) months from the Closing Date (the “Drilling Commencement Deadline”), operations for the drilling of no less than two wells (the “Commitment Wells”) on the Leases within the AMI or lands pooled, communitized or unitized therewith, and proceed with such operations with reasonable diligence. USEG shall have sole authority to determine the locations, target depth, manner of drilling, testing and completing (if applicable) of such Commitment Wells.

5.           Substitute Well. In the event that USEG is unable to reach the target depth in either Commitment Well due to mechanical failure, or subsurface conditions in such well, USEG shall within thirty (30) days after plugging and abandoning such well, have the right to commence operations for the drilling of a substitute well, which well shall be considered for all purposes hereunder as the Commitment Well it replaces (a “Substitute Well”), and the commencement date of the Substitute Well shall be considered the date of commencement of operations for the Commitment Well it is replacing.

6.         Synergy’s Termination Option. In the event USEG does not meet its obligations under Section 4 on or before the Drilling Commencement Deadline, then (i) Synergy or its successors and assigns shall have as its sole remedy for such failure to meet such obligations, the one-time option to terminate this Agreement, exercisable by written notice to USEG within forty-five (45) days following the failure to commence drilling operations for either of the Commitment Wells (or Substitute Well therefor) on or before the Commencement Deadline, (the “Drilling Commitment Termination Exercise Deadline”). As soon as practicable following Synergy’s exercise of such right, USEG shall assign all of its right, title and interest in the Assets assigned by Synergy under the PSA back to Synergy or its successors and assigns, subject to a special warranty, excepting and reserving to USEG all of its right, title and interest in the following (collectively, the “Retained Well Interests”): (i) any wells drilling or drilled by USEG since the Closing Date and the Kiefer Farms #1 well and the Koepke Farms #1 well (the “Retained Wells”), (ii) any related interest in any leases, rights of way, easements, units (drilling, spacing, communitized, pooled or unitized) (“Units”), (iii) any rights to deepen or recomplete the Retained Wells, and to drill and produce future wells to any depth within any Units containing the Retained Wells, (iv) pipelines and other infrastructure associated with the Retained Wells, and (v) any associated agreements, right or ways, easements, contracts, equipment, fixtures and pipelines insofar and only insofar as they cover rights and obligations applicable to such Retained Wells. Following delivery of the assignments by USEG neither Party shall have any further obligations to the other Party with respect to this Agreement. Any assignment to Synergy under this Section 6 shall include a provision under which Synergy shall be reassigned the Assumed Obligations, with the exception of obligations arising out of USEG’s ownership or operation of the assigned interests between the Closing Date and the Drilling Commitment Termination Exercise Deadline. If Synergy does not exercise the option to terminate as set forth in this Section 6, USEG will continue to own its interests in the Assets free and clear of any further drilling commitments. For clarity, Synergy has no other rights to terminate the project other than USEG not drilling the Commitment Wells (or any Substitute Wells therefor) as stated above. Additionally, in the event that USEG does not meet its obligations under Section 4 on or before the Drilling Commencement Deadline, the Cut Bank Farmout shall be reassigned to Synergy in full force and effect.

7.         Nominating and Voting Agreement. The Nominating and Voting agreement dated January 5, 2022, shall remain in effect with Duane King and John Weinzierl continuing to serve on the USEG Board of Directors with John Weinzierl continuing to serve as Chairman.

8.         Further Assurances. From and after the date hereof, the Parties shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further acts and things as may be reasonably necessary to more fully and effectively complete the transactions provided for under this Agreement.

9.         Force Majeure. When any obligations of USEG under this Participation Agreement are prevented or delayed by such laws, rules, regulations or orders, or by inability to obtain necessary permits, equipment, services, material, water, electricity, fuel, access or easements, or by fire, flood, adverse weather conditions, tremor or earthquake, war, act of terrorism, pandemic or epidemic, sabotage, rebellion, insurrection, riot, strike or labor disputes, or by inability to obtain a satisfactory market for production or failure of purchasers or carriers to take or transport such production, or by any other cause not reasonably within USEG's control, this Participation Agreement shall not terminate because of such prevention or delay, as such prevention or delay will not be counted against USEG, but at USEG’s option, the period of such prevention or delay shall be added to any applicable deadlines herein and USEG shall not be liable for breach as a result therefrom.

10.       Choice of Law and Venue. Insofar as permitted by otherwise applicable law, this Agreement and all matters related thereto shall be governed by and construed under the laws of the State of Texas (without regard to conflict of law provisions thereof that would apply the provisions of the laws of another jurisdiction). Any claims, disputes or suits (“Disputes”) under this Agreement shall be brought in and litigated exclusively in state or federal courts residing in Harris County, Texas. The Parties consent to the exclusive jurisdiction and venue in such courts for such purposes.

11.       Partnership Disclaimer. Nothing in this Agreement or arising out of the performance hereof shall be construed to form a partnership among the Parties.

12.       WAIVER OF RIGHTS TO JURY TRIAL. In any Dispute arising out of this Agreement the Parties agree that they hereby waive all rights to trial by jury.

13.       Assignment. This Agreement may not be assigned by any Party without the prior written consent of all other Parties, which consent shall not be unreasonably withheld or delayed. Provided, however, that either Party may assign this Agreement to its Affiliate without prior written consent of the other Parties.

14.       Successors and Assigns. This Agreement binds and inures to the benefit each of the Parties and their successors and assigns.

15.       Counterpart Execution. This Agreement may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Participation Agreement has been executed by the parties hereto effective as of the Closing Date.

SYNERGY OFFSHORE LLC

By:         /s/ Duane H. King
Name:    Duane H. King
Title:      Chief Executive Officer

U.S. ENERGY CORP.

By:         /s/ Ryan Smith
Name:    Ryan Smith
Title:      President and Chief Executive Officer

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